EXHIBIT 10.1

CREDIT AGREEMENT
dated as of February 13, 2024
among
BIO-RAD LABORATORIES, INC., BIO-RAD EUROPE GMBH, BIO-RAD IHC EUROPE GMBH, AND BIO-RAD LABORATORIES (SINGAPORE) PTE LTD,
as Borrowers,
THE LENDERS,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent
___________________________________________________________________________
WELLS FARGO SECURITIES, LLC,
JPMORGAN CHASE BANK, N.A., and
CITIBANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners
and
JPMORGAN CHASE BANK, N.A., and
CITIBANK, N.A.,
as Co-Syndication Agents
___________________________________________________________________________

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TABLE OF CONTENTS
    Page
ARTICLE I
DEFINITIONS    1
1.1.    Defined Terms    1
1.2.    Terms Generally    34
1.3.    Exchange Rates; Currency Equivalents; Daily Simple RFR Loans.    35
1.4.    Change of Currency.    35
1.5.    Additional Foreign Currencies.    35
1.6.    Rates..    37
1.7.    [Reserved].    37
1.8.    Concerning Joint and Several Liability; Borrower Representative.    37
1.9.    Swiss Terms.    39
ARTICLE II
THE CREDITS    40
2.1.    Revolving Loans    40
2.2    Repayment    40
2.3.    Ratable Loans; Types of Advances    40
2.4.    Letters of Credit    41
2.5.    [Reserved]    44
2.6.    Commitment Fee; Reductions/Increase in Aggregate Commitment    44
2.7.    Minimum Amount of Each Advance    45
2.8.    Optional/Mandatory Prepayments    45
2.9.    Method of Selecting Types and Interest Periods for New Advances    46
2.10.    Conversion and Continuation of Outstanding Advances    47
2.11.    Interest; Changes in Interest Rate, etc    48
2.12.    No Conversion or Continuation of Term SOFR Advances or Foreign Currency Advances Applicable After Default    49
2.13.    Method of Payment    50
2.14.    Noteless Agreement; Evidence of Indebtedness    50
2.15.    Telephonic Notices    51
2.16.    Interest Payment Dates; Interest and Fee Basis    51
2.17.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions/Increases    52
2.18.    Lending Installations    52
2.19.    Non-Receipt of Funds by the Agent    52
2.20.    Replacement of Lender    53
2.21.    Market Disruption    53
2.22.    Judgment Currency    53
2.23.    Defaulting Lenders    54
2.24.    Loan Modification Offers    56
2.25.    Swiss Limitations.    57
i
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ARTICLE III
YIELD PROTECTION; TAXES    59
3.1.    Yield Protection    59
3.2.    Changes in Capital Adequacy Regulations    60
3.3.    Changed Circumstances    60
3.5.    Taxes    65
3.6.    Lender Statements; Survival of Indemnity    68
ARTICLE IV
CONDITIONS PRECEDENT    68
4.1.    Effectiveness    68
4.2.    Each Advance and Letter of Credit    69
ARTICLE V
REPRESENTATIONS AND WARRANTIES    70
5.1.    Existence and Standing    70
5.2.    Authorization and Validity    70
5.3.    No Conflict; Government Consent    70
5.4.    Financial Statements    70
5.5.    Material Adverse Change    71
5.6.    Taxes    71
5.7.    Litigation and Contingent Obligations    71
5.8.    Subsidiaries    71
5.9.    ERISA    71
5.10.    Accuracy of Information    71
5.11.    Regulation U    72
5.12.    Material Agreements    72
5.13.    Compliance With Laws    72
5.14.    Ownership of Properties    72
5.15.    Plan Assets; Prohibited Transactions    72
5.16.    Environmental Matters    72
5.17.    Investment Company Act    73
5.18.    Beneficial Ownership    73
5.19.    Anti-Corruption Laws and Sanctions    73
5.20.    Affected Financial Institutions    73
5.21.    Post-Retirement Benefits    73
5.22.    Insurance    73
5.23.    Compliance with the Swiss Non-Bank Rules.    73
ARTICLE VI
COVENANTS    74
6.1.    Financial Reporting    74
6.2.    Use of Proceeds    76
6.3.    Notice of Default    76
6.4.    Conduct of Business    76

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6.5.    Taxes    76
6.6.    Insurance; Insurance and Condemnation Proceeds    77
6.7.    Compliance with Laws    77
6.8.    Maintenance of Properties    77
6.9.    Inspection    77
6.10.    [Reserved]    77
6.11.    Indebtedness    77
6.12.    Merger    79
6.13.    Sale of Assets    79
6.14.    [Reserved]    80
6.15.    Liens    80
6.16.    [Reserved]    81
6.17.    Limitation on Payment Restrictions Affecting Subsidiaries    81
6.18.    [Reserved]    82
6.19.    Affiliates    82
6.20.    Unfunded Liabilities    82
6.21.    [Reserved]    83
6.22.    [Reserved]    83
6.23.    Sale and Leaseback Transactions    83
6.24.    Contingent Obligations    83
6.25.    Financial Contracts    83
6.26.    Financial Covenants    83
6.27.    Fiscal Year    83
6.28.    Guarantors    84
6.29.    Compliance with the Swiss Non-Bank Rules.    84
ARTICLE VII
DEFAULTS    84
7.1.    Breach of Representation or Warranty    85
7.2.    Nonpayment    85
7.3.    Breach of Certain Covenants    85
7.4.    Other Defaults    85
7.5.    Defaults as to Other Indebtedness    85
7.6.    Voluntary Bankruptcy    85
7.7.    Involuntary Bankruptcy    86
7.8.    Attachments    86
7.9.    Judgments    86
7.10.    ERISA; Withdrawal Liability    86
7.11.    ERISA; Insolvency/Termination    86
7.12.    Change in Control    86
7.13.    Guaranty    87
7.14.    Declared Company..    87
ARTICLE VIII
    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES    87
8.1.    Acceleration    87
8.2.    Amendments    87

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8.3.    Preservation of Rights    89
ARTICLE IX
GENERAL PROVISIONS    89
9.1.    Survival of Representations    89
9.2.    Governmental Regulation    89
9.3.    Headings    90
9.4.    [Reserved]    90
9.5.    Several Obligations; Benefits of this Agreement    90
9.6.    Expenses; Indemnification    90
9.7.    Numbers of Documents    91
9.8.    Accounting    91
9.9.    Severability of Provisions    92
9.10.    Nonliability of Lenders    92
9.11.    Confidentiality    92
9.12.    Disclosure    93
9.13.    Non-Reliance    93
9.14.    USA Patriot Act; Acknowledgment and Consent to Bail-In of Affected Financial Institutions    93
9.15.    Interest Rate Limitation    94
9.16.    No Fiduciary Duty, etc    94
9.17.    Certain ERISA Matters    95
9.18.    Acknowledgement Regarding Any Supported QFCs    96
ARTICLE X
THE AGENT    97
10.1.    Appointment; Nature of Relationship    97
10.2.    Powers    97
10.3.    General Immunity    97
10.4.    No Responsibility for Loans, Recitals, etc    98
10.5.    Action on Instructions of Lenders    99
10.6.    Employment of Agents and Counsel    99
10.7.    Reliance on Documents; Counsel    99
10.8.    Agent’s Reimbursement and Indemnification    99
10.9.    Notice of Default    100
10.10.    Rights as a Lender    100
10.11.    Lender Credit Decision    100
10.12.    Successor Agent    100
10.13.    Agent’s Fee    101
10.14.    Delegation to Affiliates    101
10.15.    Guarantor Releases    101
10.16.    Co-Agents, etc    102
10.17.    Erroneous Payments.    102
10.18.    Banking Services Obligations and Rate Management Obligations    103
ARTICLE XI
SETOFF; RATABLE PAYMENTS    104

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11.1.    Setoff    104
11.2.    Ratable Payments    104
11.3.    Application of Payments    104
11.4.    Relations Among Lenders    105
ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS    105
12.1.    Successors and Assigns    106
12.2.    Participations    106
12.3.    Assignments    108
12.4.    Dissemination of Information    110
12.5.    Tax Treatment    110
12.6.    Confirmation of Lender’s Status as a Swiss Qualifying Lender.    110
ARTICLE XIII
NOTICES    110
13.1.    Notices; Electronic Communication    110
ARTICLE XIV
COUNTERPARTS    112
14.1.    Counterparts; Integration; Effectiveness.    112
14.2.    Electronic Execution.    113
ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL    113
15.1.    CHOICE OF LAW    113
15.2.    CONSENT TO JURISDICTION    114
15.3.    WAIVER OF JURY TRIAL    114

EXHIBITS
Exhibit A        -    Form of Compliance Certificate
Exhibit B         -    Form of Assignment and Assumption
Exhibit C        -    Form of Revolving Loan Note
Exhibit D        -    Form of Commitment and Acceptance
SCHEDULES
Pricing Schedule
Commitment Schedule
v
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Schedule 4.1        -    List of Closing Documents
Schedule 5.7        -    Litigation
Schedule 5.8        -    Subsidiaries
Schedule 5.22        -    Insurance
Schedule 6.11        -    Indebtedness
Schedule 6.14        -    Investments
Schedule 6.15        -    Liens

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CREDIT AGREEMENT
This Agreement, dated as of February 13, 2024, is among Bio-Rad Laboratories, Inc., Bio-Rad Europe GmbH, Bio-Rad IHC Europe GmbH and Bio-Rad Laboratories (Singapore) Pte Ltd, the Lenders, and Wells Fargo Bank, National Association, as Agent.
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1.    Defined Terms.     As used in this Agreement, the following terms have the following meanings specified below:
“Accepting Lender” is defined in Section 2.24(A) hereof.
“Acquired Indebtedness” means Indebtedness of any Person existing at the time such Person becomes a Subsidiary or is merged or consolidated into a Borrower or one of their Subsidiaries.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any Subsidiary (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Additional Foreign Currency” is defined in Section 1.5 hereof.
“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Singapore Dollars, the greater of (i) the sum of (A) SORA for the day (such day, a “Singapore Dollar RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SORA is published by the SORA Administrator on the SORA Administrator’s Website; provided that if by 5:00 p.m. (Singapore time) on the second (2nd) RFR Business Day immediately following any Singapore Dollar RFR Determination Day, SORA in respect of such Singapore Dollar RFR Determination Day has not been published on the SORA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Singapore Dollars has not occurred, then SORA for such Singapore Dollar RFR Determination Day will be SORA as published in respect of the first preceding RFR Business Day for which such SORA was published on the SORA Administrator’s Website; provided further that SORA as determined pursuant to the immediately preceding proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SORA Adjustment and (ii) the Floor.

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“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Foreign Currency not bearing interest based on an RFR (which, as of the Closing Date, shall mean Euros and Yen) for any Interest Period, a rate per annum determined by the Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Agreed Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the same Agreed Currency and for the same Interest Period, if applicable.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Any member of the Schwartz Group shall be deemed to be an Affiliate of the Borrower.
“Agent” means Wells Fargo Bank, National Association (including its branches and affiliates) in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.
“Agent Parties” has the meaning assigned to such term in Section 13.1.4.
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Two Hundred Million Dollars ($200,000,000).
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.
“Agreed Currencies” means Dollars and each Foreign Currency, and “Agreed Currency” means any of such Agreed Currencies.
“Agreement” means this credit agreement, as it may be amended, restated or modified and in effect from time to time.

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“Agreement Accounting Principles” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Alternate Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 1.00%.
“Alternate Base Rate Loan” means any Loan bearing interest at a rate based upon the Alternate Base Rate as provided in Section 2.11. All Alternate Base Rate Loans shall be denominated in Dollars.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and the UK Bribery Act 2010.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees or letter of credit fees are accruing on the unused portion of the Aggregate Commitment or on the amount available for drawing under outstanding Letters of Credit, respectively, at such time as set forth in the Pricing Schedule.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.
“Applicable Time” means, with respect to any Loans and Letters of Credit and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be reasonably determined by the Agent or the applicable Issuing Lender (with notice to the Agent and the Borrowers), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Arranger” means Wells Fargo Securities, LLC, in its capacity as joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., in its capacity as joint lead arranger and joint bookrunner, and Citibank, N.A., in its capacity as joint lead arranger and joint bookrunner.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.3.1), and accepted by the Agent, in substantially the form of Exhibit B or any other form approved by the Agent.

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“Authorized Officer” means, with respect to any Person, any of the Chairman, President, any Vice President, Chief Financial Officer, Treasurer or other senior officer of such Person, acting singly, provided that the Agent shall have received an incumbency certificate identifying such officer by name and title and bearing such officer’s signature.
“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Agreed Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant Section 3.3(c)(iv).
“Average Life” means, as of any date, with respect to any indebtedness or redeemable equity security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such indebtedness or equity security multiplied in each case by (y) the amount of such principal or redemption payments by (ii) the sum of all such principal or redemption payments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to a Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by a Borrower or any Subsidiary in connection with Banking Services.
“Banking Services Obligations” means any and all obligations of a Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

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“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means:
(a) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(c)(i),
(b) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling or Swiss Francs, the Daily Simple RFR applicable for such Agreed Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts in such Agreed Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(c)(i),
(c) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Singapore Dollars, Adjusted Daily Simple RFR; provided that if a Benchmark Transition Event has occurred with respect to Adjusted Daily Simple RFR or the then-current Benchmark for Singapore Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(c)(i), and
(d) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Yen, EURIBOR, or TIBOR, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or TIBOR, as applicable, or the then-current Benchmark for such Agreed Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts in such Agreed Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower Representative as the replacement for such Benchmark giving due consideration to (i) any

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selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Agreed Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative (or, if such statement or publication states that the Benchmark will be non-representative as of a specified future date, such specified future date); provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) (or, if such statement or publication states that the Benchmark will be non-representative as of a specified future date, such specified future date) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

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(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), in each case permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), in each case permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is, or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are, not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark for any Agreed Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Agreed Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(c)(i).

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower Representative” means the entity appointed to act on behalf of the Borrowers pursuant to Section 1.8(h).
“Borrowers” means each of (i) the Company, (ii) Bio-Rad Europe GmbH, a Swiss limited liability company, (iii) Bio-Rad IHC Europe GmbH, a Swiss limited liability company and (iv) Bio-Rad Laboratories (Singapore) Pte Ltd, a Singapore private limited company, and, in each case, their successors and assigns.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Borrowing Notice” is defined in Section 2.9.
“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.
“Capitalized Lease” of a Person means, subject to Section 9.8, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means, subject to Section 9.8, the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Equivalent Investments” means (i) direct obligations maturing within thirteen months from the date of the acquisition thereof issued or fully guaranteed by the United States of America or any agency thereof and backed by the full faith and credit of the United States (ii) direct obligations maturing within thirteen months from the date of the acquisition thereof and issued or fully guaranteed by any state or territory of the United States of America which maintains a short term credit quality rating of at least SP-1 or a long term rating of at least AA- by Standard and Poor’s (or the equivalent rating by a nationally recognized statistical rating organization), (iii) obligations of any municipal governmental body or special assessment district within the U.S. with a short term credit quality rating of at least SP-1 or long term credit quality rating of at least AA- by Standard and Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof, (iv) obligations of any corporation who maintains a short term credit quality rating of at least A-1 or a senior long term credit quality rating of at least AA- by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) (corporate securities may include commercial paper, corporate notes, medium term notes, deposit notes and floating rate notes) maturing (or currently being called and thus subject to redemption) within thirteen months from the date of acquisition thereof, (v) obligations or investments issued or guaranteed by a financial institution who maintains a short term credit quality rating of at least A-1 or a senior long term credit quality rating of at least single-A by

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Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) (including bankers acceptances and certificates of deposit) maturing (or currently being called and thus subject to redemption) within thirteen months from the date of acquisition thereof, (vi) senior classes of pass-through securities and mortgage-backed certificates registered under the Securities Exchange Act of 1933, with a long term credit quality rating of at least AA- by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof, (vii) Public Securities Association (PSA) repurchase agreements, master notes or deposits with financial institutions that maintain a short term credit quality rating of at least A-1 or a senior long term credit quality rating of at least AA- by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof, (viii) shares in open-ended money market mutual funds, the underlying securities of which have a weighted average maturity that is less than thirteen months, whose assets maintain an average credit quality rating of at least single-A by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization), (ix) auction rate securities with a long term credit quality rating of AAA by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) or with a long term credit quality rating of at least AA and Aa2 by Standard & Poor’s and Moody’s respectively (or the equivalent rating by two nationally recognized statistical rating organizations) whose scheduled auction resets are within thirteen months from the date of acquisition thereof, (x) demand deposit accounts maintained in the ordinary course of business, (xi) securities issued or fully guaranteed by any foreign government, the securities of which government are rated at least A by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization) maturing within thirteen months from the date of acquisition thereof and (xii) managed funds whose assets have a weighted average maturity that is less than thirteen months and whose assets maintain an average credit quality rating of at least single-A by Standard & Poor’s (or the equivalent rating by a nationally recognized statistical rating organization).
“Change in Control” means:
(i)    any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company’s assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either (x) any “person” or “group” (other than a member of the Schwartz Group) is or becomes the “beneficial owner,” directly or indirectly, of more than 40% of the Voting Equity Interests of the transferee(s) or surviving entity or entities, and the Schwartz Group shall cease to own beneficially at least a greater percentage of the Voting Equity Interests of the transferee(s) or surviving entity or entities than such other “person” or “group” or (y) the Schwartz Group shall cease to own beneficially a greater percentage of the Voting Equity Interests of such transferee(s) or surviving entity or entities than any other “person” or “group”;
(ii)    any “person” or “group” (other than a member of the Schwartz Group) is or becomes the “beneficial owner,” directly or indirectly, of more than 40% of the Company’s Voting Equity Interests, and the Schwartz Group shall cease to own beneficially at least a greater percentage of the Company’s Voting Equity Interests than such other “person” or “group”;
(iii)    occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (a) directors of the Company on the date of this Agreement or (b) nominated or appointed by the board of directors of the Company;

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(iv)    the Company fails to directly or indirectly own 100% of the Voting Equity Interests of each Subsidiary that is a Borrower (other than a director’s qualifying share or other de minimums shares held by a Person as required by Applicable Law, or in connection with a transaction permitted under Article VI);
(v)    the Company adopts a plan of liquidation or dissolution; or
(vi)    any “Change in Control” or “Change of Control” as defined in any agreement governing Permitted Notes occurs and as a result thereof any Borrower is required to prepay or repurchase, or make an offer to prepay or repurchase, such Permitted Notes.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means February 13, 2024.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Commitment” means, for each Lender, the obligation of such Lender pursuant to Section 2.1 to make Revolving Loans and pursuant to Section 2.4.2 to purchase participations in Letters of Credit not exceeding the amount set forth opposite its name on the Commitment Schedule or as set forth in any Assignment and Assumption relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.
“Commitment and Acceptance” is defined in Section 2.6(B)(i) hereof.
“Commitment Increase Notice” is defined in Section 2.6(B)(i) hereof.
“Commitment Schedule” means the Schedule attached hereto identified as such.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 13.1.4.
“Company” means Bio-Rad Laboratories, Inc., a Delaware corporation.

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“Computation Date” means, subject to Section 1.3,
(a)    with respect to any Loan denominated in a Foreign Currency, each of the following: (i) the date of the borrowing of such Loan (including any borrowing or deemed borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Lender under any Letter of Credit denominated in a Foreign Currency) but only as to the amounts so borrowed on such date, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Agent shall determine; and
(b)    with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) each date of issuance of such Letter of Credit, but only as to the stated amount of the Letter of Credit so issued on such date and (ii) such additional dates as the Agent shall determine.
“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.4 and other technical, administrative or operational matters) that the Agent reasonably determines, in consultation with the Borrower Representative, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent reasonably determines, in consultation with the Borrower Representative, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consideration” means with respect to any Acquisition, the aggregate amount of consideration consisting of (A) cash payments, (B) Indebtedness issued or assumed in connection with such Acquisition, (C) the reasonable projected amount (discounted to present value) of any non-contingent future payments and (D) stock issued by the Borrowers and their Subsidiaries.
“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income (without duplication), (i) Consolidated Interest Expense and all non-cash interest expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary, unusual or non-recurring losses, (vi) any non-cash expenses or non-cash charges or losses, including, without limitation, non-realized investment losses and (vii) non-recurring cash expenses related to transaction costs, milestone payments and restructuring charges and minus, to the extent included in Consolidated Net Income, (1) extraordinary gains and gains from discontinued operations, all net of tax and to the extent realized, (2) any cash payments made during such period in respect of items described in clause (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or non-cash charges or losses were incurred,

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all calculated for the Borrowers and their Subsidiaries on a consolidated basis for such period, and (3) non-realized investment gains; provided that the items to be added to and subtracted from Consolidated Net Income with respect to any Subsidiary shall be added or subtracted only to the extent and in the same proportions that (a) the net income of such Subsidiary was included in the calculation of Consolidated Net Income, if such Subsidiary is not a Wholly-Owned Subsidiary and (b) the Consolidated EBITDA of such Subsidiary (calculated as if such Subsidiary were a Borrower) is permitted to be paid or distributed as a dividend, advance, loan or other distribution to the Borrowers; provided further that with regard to the net income of any entity in which a Borrower or a Subsidiary owns an Equity Interest but such Equity Interest is insufficient to cause such entity to be deemed a “Subsidiary” hereunder, the net income of such entity shall not be included in the calculation of Consolidated Net Income except to the extent that such net income was paid or distributed to the Borrowers or the Subsidiary, as applicable, as a dividend or other distribution on such entity’s Equity Interest.
“Consolidated Funded Indebtedness” means at any time, without duplication, the aggregate dollar amount of (i) Indebtedness (other than Rate Management Obligations and similar obligations under other Financial Contracts) of the Borrowers and their Subsidiaries which has actually been funded and is outstanding at such time, whether or not such amount is due and payable at such time, plus (ii) undrawn amounts available under issued standby letters of credit, all calculated on a consolidated basis as of such time, minus (iii) any amount of Indebtedness with respect to which any Borrower has exercised its right to elect to apply, and has so applied, legal defeasance and discharge, all in accordance with the terms of the indenture or other agreement governing such Indebtedness, as applicable.
“Consolidated Interest Expense” means, with reference to any period, the cash interest expense of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrowers and their Subsidiaries calculated on a consolidated basis for such period, provided, that Consolidated Net Income shall exclude the net income, if positive, of any of the Borrowers’ consolidated Subsidiaries to the extent that the declaration or payment of dividends of similar distributions is not at the time permitted by operation of the terms of its charter or by-laws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the Indebtedness of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter or material take-or-pay contract.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

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“Conversion/Continuation Notice” is defined in Section 2.10.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Party” means the Agent, the Issuing Lender, or any other Lender.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a)    Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to the immediately preceding proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor; and
(b)    Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; provided that if by 5:00 p.m. (Zurich time) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Swiss Francs has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided further that SARON as determined pursuant to the immediately preceding proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

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“Daily Simple RFR Loan” means any Loan that bears interest at a rate based on Adjusted Daily Simple RFR or Daily Simple RFR, as applicable.
“Debt Rating” means, as of any date of determination, (a) the Company’s non-credit enhanced, senior unsecured long-term debt rating as determined by Moody’s or (b) the Company’s non-credit enhanced, senior unsecured long-term debt rating as determined by S&P; provided that, if as of any such date the Applicable Margin and the Applicable Fee Rate is determined by reference to the Debt Ratings, (i) if the Debt Ratings shall differ by one level, then the level for the higher (i.e. the level that is numerically lower) of such Debt Ratings shall apply, and (ii) if the Debt Ratings differ by more than one level, then the level that is one level lower (i.e. the level that is numerically higher) than the level of the higher (i.e. the level that is numerically lower) Debt Rating shall apply. If the rating system of S&P or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the definition of Debt Rating to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Applicable Fee Rate shall be determined by reference to the Level corresponding to the Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements and a compliance certificate have been delivered pursuant to Section 6.1.
“Default” means an event described in Article VII.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.23(e), any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, or (d) has or has a parent who has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or

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more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(e)) upon delivery of written notice of such determination to the Borrowers, each Issuing Lender and each Lender.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar Amount” means, subject to Section 1.3, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Foreign Currency (as determined as of the most recent Computation Date) for the purchase of Dollars with such Foreign Currency.
“Dollars” and “$” shall mean the lawful currency of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia other than a Subsidiary which is directly or indirectly owned by a Foreign Subsidiary.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

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“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent or the Issuing Lender or any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or hazardous wastes or the clean-up or other remediation thereof.
“Equity Interests” means (i) in the case of a corporation, corporate stock, (ii) in the case of a limited liability company, association or business entity, any and all shares, interests, participations, ownership or voting rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Euro and “€” mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day, and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan, provided, that for purposes of notice requirements in Sections 2.9, 2.8(a) and 2.10, in each case, such day is also a Business Day.
“Eurocurrency Rate” means, for any Eurocurrency Rate Loan for any Interest Period:

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(a)    denominated in Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Agent, in consultation with the Borrower Representative, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date and (ii) the Floor;
(b)    denominated in Yen, the greater of (i) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration, or a comparable or successor administrator approved by the Agent, in consultation with the Borrower Representative, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Tokyo time) on the applicable Rate Determination Date and (ii) the Floor;
(c)    if applicable and approved by the Agent and the Lenders pursuant to Section 1.5, denominated in any other Foreign Currency (other than a Foreign Currency referenced in clauses (a) and (b) above, Swiss Francs, Sterling or Singapore Dollars), the rate designated with respect to such Foreign Currency at the time such currency is approved by the Agent and the Lenders pursuant to Section 1.5.
“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, in the case of each Lender and the Agent, (i) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes imposed on it, (a) by the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political subdivision thereof, (b) by the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located or any political subdivision thereof or (c) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a)

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such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.20) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such party’s failure to provide any documentation required under Sections 3.5(iv), (vi), (viii), and (x) and (iv) any withholding Taxes imposed under FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing Credit Agreement” means that certain Credit Agreement dated as of April 15, 2019 by and among the Bio-Rad Laboratories, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the Closing Date.
“Facility Termination Date” means February 13, 2029 (or, if maturity is extended pursuant to Section 2.24, such extended facility termination date as determined pursuant to such Section) or any earlier date on which the Aggregate Commitment is permanently reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement to implement such Sections of the Code entered into between any relevant authorities on behalf of the United States and such jurisdiction.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.
“Floor” means a rate of interest equal to 0.00% per annum.
“Foreign Currency” means (a) with respect to the Loans, each of Euros, Sterling, Swiss Francs, Singapore Dollars, Yen and any Additional Foreign Currency at any time available pursuant to Section 1.5 and (b) with respect to Letters of Credit, Euros and each Additional Foreign Currency that is approved in accordance with Section 1.5.

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“Foreign Currency Equivalent” means, subject to Section 1.3, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Foreign Currency as determined by the Agent in its reasonable discretion by reference to the most recent Spot Rate (as determined as of the most recent Computation Date) for the purchase of such Foreign Currency with Dollars.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether federal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” means, collectively, (i) the Obligations, (ii) all Rate Management Obligations owing to any Lender or any Affiliate of any Lender and (iii) all Banking Services Obligations owing to any Lender or any Affiliate of any Lender; provided that the definition of “Guaranteed Obligations” shall not create or include any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Guarantor” means each Borrower with respect to Guaranteed Obligations of any other Borrower, and each Subsidiary that executes a Guaranty pursuant to the terms of Section 6.28, and their respective successors and assigns (in each case, subject to the limitations set forth in the applicable Guaranty).
“Guaranty” means an unconditional guaranty of payment of the Guaranteed Obligations, in form and substance reasonably satisfactory to the Agent, executed by each Borrower and any Subsidiary pursuant to the terms of Section 6.28, in each case as the same may from time to time be amended, modified, supplemented and/or restated (including to add new Guarantors).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holders of Guaranteed Obligations” means the holders of the Guaranteed Obligations from time to time and shall include their respective successors, transferees and assigns.
“Ineligible Institution” means (i) a natural person, (ii) a Defaulting Lender, (iii) the Borrowers, any of their Subsidiaries or any of their Affiliates, or (iv) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations which are evidenced by notes, acceptances, or other instruments, (iv) obligations of such Person to purchase securities or other Property arising out of or in connection

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with the sale of the same or substantially similar securities or Property, (v) Capitalized Lease Obligations, (vi) reimbursement obligations with respect to standby letters of credit, whether drawn or undrawn, (vii) Rate Management Obligations, (viii) Off-Balance Sheet Liabilities, (ix) all liabilities and obligations of the type described in the preceding clauses (i) through (viii) of any other Person that such Person has assumed or guaranteed or that are secured by a Lien on any Property of such Person (provided, that if any such liability or obligation of such other Person is not the legal liability of such Person, the amount thereof shall be deemed to be the lesser of (1) the actual amount of such liability or obligation and (2) the book value of such Person’s Property securing such liability or obligation), and (x) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Intangible Assets” means the aggregate amount, for the Borrowers and their Subsidiaries on a consolidated basis, of all assets classified as intangible assets under Agreement Accounting Principles.
“Intercompany Indebtedness” means any Indebtedness owed by a Borrower or any Subsidiary to a Borrower or any Subsidiary.
“Interest Period” means, with respect to a SOFR Loan or Eurocurrency Rate Loan, a period of one, three or six months (or any other period agreed to by all of the Lenders) commencing on a Business Day selected by the Borrower pursuant to this Agreement (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Advance for any Agreed Currency); provided that no tenor that has been removed from this definition pursuant to Section 3.3(c)(iv) shall be available for specification in such Borrowing Notice or Conversion/Continuation Notice. Such Interest Period shall end on the day which corresponds numerically to such date the applicable number of months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third or sixth (or other) succeeding month, as applicable, such Interest Period shall end on the last Business Day of such next, third or sixth (or other) succeeding month, as applicable. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day, provided further, in no event shall any Interest period extend beyond the Facility Termination Date.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts or notes receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (other than treasury stock) owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person. Payment by a Person under a guaranty by such Person of Indebtedness of another Person shall be deemed to be an Investment by such Person in such other Person in the amount of such payment.
“Issuing Lender” means, with respect to Letters of Credit issued hereunder on or after the Closing Date, (a) Wells Fargo in its separate capacity as an issuer of Letters of Credit pursuant to Section 2.4.1

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hereunder with respect to each Letter of Credit issued or deemed issued by Wells Fargo upon the applicable Borrower’s request (the “Principal Issuing Lender”) and (b) any Lender (other than Wells Fargo), in such Lender’s separate capacity as an issuer of Letters of Credit pursuant to Section 2.4.1 hereunder with respect to any and all Letters of Credit issued by such Lender in its sole discretion upon the Borrower’s request. All references contained in this Agreement and the other Loan Documents to the “Issuing Lender” (but not the “Principal Issuing Lender”) shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as issuers of any and all Letters of Credit issued by each such institution.
“L/C Draft” means a draft drawn on the Issuing Lender pursuant to a Letter of Credit.
“L/C Exposure” means, at any time, the aggregate principal amount of all L/C Obligations at such time. The L/C Exposure of any Lender at any time shall be its Pro Rata Share of the total L/C Exposure at such time.
“L/C Interest” shall have the meaning ascribed to such term in Section 2.4.2.
“L/C Obligations” means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the applicable Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied). The LC Obligations of any Lender at any time shall be its Pro Rata Share of the total LC Obligations at such time.
“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Lenders other than the applicable Issuing Lender.
“Lenders” means the lending institutions listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.6(B) or pursuant to an Assignment and Assumption and their respective successors and assigns, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless otherwise specified, the term “Lenders” includes the Issuing Lenders.
“Lender Increase Notice” is defined in Section 2.6(B)(i) hereof.
“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the Administrative Questionnaire provided to the Agent by such Lender in connection herewith or otherwise selected by such Lender or the Agent pursuant to Section 2.18.
“Letter of Credit” means any letter of credit issued or to be issued by the Issuing Lender pursuant to Section 2.4.1.
“Leverage Ratio” means, as of any date of calculation, the ratio of (i) the sum of (a) Consolidated Funded Indebtedness outstanding on such date, minus (b) the aggregate amount of all unencumbered cash and Cash Equivalent Investments of the Borrowers held on deposit on such date that, in the aggregate,

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exceeds $200,000,000 (and for the avoidance of doubt, only the amount in excess of such threshold), to (ii) Consolidated EBITDA for the Borrowers’ then most-recently ended four fiscal quarters.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, security deposit, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.
“Loan” means a Revolving Loan.
“Loan Documents” means (i) this Agreement, (ii) any Notes issued pursuant to Section 2.14, (iii) any Guaranty and (iv) any other document or agreement executed by any Borrower or Guarantor in favor of the Agent or any Lender in connection with this Agreement (excluding any Banking Services Agreement and any agreement with respect to Rate Management Obligations) that has been designated in writing by the applicable Loan Party and the Agent as a “Loan Document”.
“Loan Modification Agreement” is defined in Section 2.24(B) hereof.
“Loan Modification Offer” is defined in Section 2.24(A) hereof.
“Loan Parties” means each Borrower and each Guarantor.
“Margin Stock” shall have the meaning assigned thereto in Regulation U.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Borrowers and their Subsidiaries taken as a whole, (ii) the ability of the Borrowers and the Guarantors (if any) collectively to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders (taken as a whole) thereunder.
“Material Domestic Subsidiary” means (i) any Domestic Subsidiary (other than a Guarantor) having assets (other than good will, non-U.S. domiciled assets and Equity Interests in Foreign Subsidiaries) with a book value of $100,000,000 or more, (ii) any group of Domestic Subsidiaries (other than Guarantors) on a combined basis having such assets with a book value of $125,000,000 or more or (iii) any Domestic Subsidiary that constitutes a Substantial Portion of the Property of the Borrowers and their Subsidiaries; provided, that, any Domestic Subsidiary that is not a Wholly-Owned Subsidiary shall not be deemed to be a Material Domestic Subsidiary if such Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles, constitution or certificate of organization, by-laws, or operating or other management agreement, as the case may be, prohibit such Subsidiary from executing, delivering or performing a Guaranty (or would require a third party’s consent for such Subsidiary to execute, deliver or perform a Guaranty) but only so long as such prohibition (a) existed on the Closing Date or (b) existed at the time such non-Wholly Owned Subsidiary became a Subsidiary, so long as the Company and its Subsidiaries did not include such prohibition in the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles, constitution or certificate of organization, by-laws, or operating or other management agreement, as the case may be, for

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the sole purpose of causing such non-Wholly Owned Subsidiary to be prohibited from executing, delivering or performing a Guaranty.
“Material Indebtedness” is defined in Section 7.5.
“Material Subsidiary” means any Subsidiary, or group of Subsidiaries on a combined basis, that constitutes a Substantial Portion of the Property of the Borrowers and their Subsidiaries.
“Modified Commitments” is defined in Section 2.24(A) hereof.
“Modified Facility Termination Date” is defined in Section 2.24(A) hereof.
“Modified Revolving Loans” is defined in Section 2.24(A) hereof.
“Moody’s” mean Moody’s Investors Service, Inc and any successors thereto.
“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and to which the Borrower, any of its Subsidiaries or any member of the Controlled Group makes contributions, is obligated to make contributions, or could reasonably be expected to incur any liability.
“Non-U.S. Lender” is defined in Section 3.5(iv).
“Note” means any promissory note issued at the request of a Lender pursuant to Section 2.14 in substantially the form of Exhibit C.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all unpaid Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Issuing Lender, the Agent or any indemnified party arising under the Loan Documents.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or recourse liability of such Person with respect to the collectability of accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding from this clause (iv) any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” is defined in Section 3.5(ii).
“Outstanding Credit Exposure” means, with respect to any Lender, at any particular time, the sum of (i) the outstanding principal Dollar Amount of such Lender’s Pro Rata Share of the Revolving Loans at such time, plus (ii) the outstanding Dollar Amount of such Lender’s Pro Rata Share of the L/C Obligations at such time.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate reasonably determined by the Agent (or to the extent payable to an Issuing Lender, such Issuing Lender with notice to the Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate reasonably determined by the Agent (or to the extent payable to an Issuing Lender, such Issuing Lender, as applicable, in each case, with notice to the Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participants” is defined in Section 12.2.1.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment Date” means the last day of each March, June, September and December, commencing with March 31, 2024.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Notes” means all obligations of the Company and any Subsidiary in respect of the (i) Company’s 3.300% Senior Notes due in 2027 in a principal amount of $400,000,000 outstanding on the Closing Date and (ii) Company’s 3.700% Senior Notes due in 2032 in a principal amount of $800,000,000 outstanding on the Closing Date.
“Permitted Refinancing” means Indebtedness of the Borrowers the proceeds of which are used to refinance Permitted Notes, provided that (i) the principal amount of such Indebtedness does not exceed that of the Permitted Notes being refinanced immediately before the respective refinancing is consummated (plus the amount of any premium, fees, expenses and/or accrued interest actually paid on the Permitted Notes so refinanced), (ii) all net proceeds of such Indebtedness are substantially concurrently (or, if pursuant to a redemption notice or similar instrument, within 45 days) applied to permanently repay or defease the Permitted Notes being refinanced, (iii) such Indebtedness is scheduled to mature (as determined under Agreement Accounting Principles) no earlier than the later of (A) the maturity date of the Permitted Notes being refinanced and (B) ninety-one (91) days following the Facility Termination Date, (v) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the lesser of (A) the Average Life of the Permitted Notes being refinanced and (B) the period from the date such Indebtedness is incurred to the Facility Termination Date, and (vi) the terms of such Indebtedness (including, without limitation, terms relating to security, covenants, events

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of default and remedies, but excluding interest rates and other economic terms so long as they are based on then current market conditions) are not less favorable to the Borrowers or to the Lenders than those applicable to the Permitted Notes being refinanced.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrowers, any of their Subsidiaries or any member of the Controlled Group could reasonably be expected to incur any liability.
“Prepayment Notice” is defined in Section 2.8.
“Pricing Schedule” means the Schedule attached hereto identified as such.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Principal Issuing Lender” has the meaning set forth in the definition of “Issuing Lender.”
“Proposed New Lender” is defined in Section 2.6(B)(i) hereof.
“Pro Rata Share” means, with respect to any Lender at any time, the fraction (expressed as a percentage) obtained by dividing (a) such Lender’s Commitment at such time by (b) the Aggregate Commitment at such time; provided, however, that (1) in the case of Section 2.23 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the fraction (expressed as a percentage) obtained by dividing (x) such Lender’s Commitment at such time by (y) the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) at such time and (2) if the Commitments shall have been terminated at such time, then such Lender’s “Pro Rata Share” shall mean such Lender’s Pro Rata Share immediately before the termination (as subsequently modified by any assignment permitted under Section 12.3 and giving effect to any Lender’s status as a Defaulting Lender at the time of determination).
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, including, without limitation, Equity Interests of Subsidiaries of such Person.
“Purchasers” is defined in Section 12.3.1.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as reasonably determined by the Agent; provided that to the extent that such market practice is not administratively

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feasible for the Agent, such other day as otherwise reasonably determined by the Agent in consultation with the Borrower Representative).
“Rate Management Obligations” means any and all obligations of the Borrowers and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Recipient” means (a) the Agent, (b) any Lender or (c) any Issuing Lender, as applicable.
“Regulation D” means Regulation D of the Federal Reserve Board as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and any successor or other regulation or official interpretation of said Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligation” is defined in Section 2.4.3.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Foreign Currency, (i) the central bank for the Agreed Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Agreed Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark

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Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of a waiver of the minimum funding standard in accordance with Section 412(c) of the Code or Section 302(c) of ERISA.
“Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Commitment, or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Obligations“ has the meaning given to that term in paragraph (a) of Section 2.25.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revolving Advance” means an Advance consisting of Revolving Loans.
“Revolving Loan” means, with respect to any Lender, a loan made by such Lender pursuant to Section 2.1. (or any conversion or continuation thereof).
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Term SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON, and (d) Singapore Dollars, SORA.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, and (e) Singapore Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Singapore; provided, that for purposes of notice requirements in Sections 2.9(a), 2.8(a), and 2.10, in each case, such day is also a Business Day.
“RFR Loan” means a Daily Simple RFR Loan or a Term SOFR Loan, as the context may require.
“RFR Rate Day” has the meanings assigned thereto in the definitions of “Adjusted Daily Simple RFR” and “Daily Simple RFR”, as applicable.

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“S&P” or “Standard and Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor thereto.
“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Foreign Currency, same day or other funds as may be determined by the Agent or the applicable Issuing Lender (with notice thereof to the Agent and the Borrowers), as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Foreign Currency.
“Sanctioned Country” means at any time, a country, region or territory which is itself the target of comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, the Hong Kong Monetary Authority, the Swiss State Secretariat for Economic Affairs SECO or the Swiss Directorate of International Law, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country and (c) any Person 50% or more owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, the Hong Kong Monetary Authority, the Swiss State Secretariat for Economic Affairs SECO or the Swiss Directorate of International Law, and the United Kingdom.
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
“SARON Administrator” means SIX Index AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

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“Schwartz Group” means David and Alice Schwartz, their family and heirs, and corporations, partnerships and limited liability companies 100% owned by any of the foregoing, trusts for the benefit of any of the foregoing and foundations formed or established by any of the foregoing.
“SEC” means the United States Securities and Exchange Commission, or any successor agency thereto.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Selling Lender” is defined in Section 2.6(B)(ii) hereof.
“Single Employer Plan” means a Plan (other than a Multiemployer Plan).
“Singapore Borrower” means each Borrower which is incorporated or otherwise organized under the laws of Singapore.
“Singapore Dollar” or “SGD” means the lawful currency of Singapore.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SORA” means a rate equal to the Singapore Overnight Rate Average as administered by the SORA Administrator.
“SORA Adjustment” means a percentage equal to 0.08% per annum.
“SORA Administrator” means the Monetary Authority of Singapore (or any successor administrator of the Singapore Overnight Rate Average).
“SORA Administrator’s Website” means the Monetary Authority of Singapore’s website, currently at https://eservices.mas.gov.sg, or any successor source for the Singapore Overnight Rate Average identified as such by the SORA Administrator from time to time.

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“Special Notice Currency” means, at any time, any Additional Foreign Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Spot Rate” means, subject to Section 1.3, for an Agreed Currency, the rate provided (either by publication or otherwise provided or made available to the Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Agent in its reasonable discretion) as the spot rate for the purchase of such Agreed Currency with another currency at a time selected by the Agent in accordance with the procedures generally used by the Agent for syndicated credit facilities in which it acts as Agent.
“Sterling” or “£” means the lawful currency of the United Kingdom.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.
“Substantial Portion” means, with respect to the Property (other than good will) of the Borrowers and their Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrowers and their Subsidiaries as shown in the consolidated financial statements of the Borrowers and their Subsidiaries as at the end of the four fiscal quarter period ending immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net income of the Borrowers and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.
“Swiss Borrower” means any Borrower organized under the laws of Switzerland or, if different, deemed resident in Switzerland for Swiss Withholding Tax purposes.
“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21).
“Swiss Franc” or “CHF” means the lawful currency of Switzerland.
“Swiss Guarantor” means any Guarantor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art 9 of the Swiss Withholding Tax Act.
“Swiss Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), circular letter No. 47 in relation to bonds of 25 July

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2019 (1-047-V-2019) (Kreisschreiben Nr. 47 “Obligationen” vom 25. Juli 2019), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom 24. Juli 2019), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017) and the notification regarding credit balances in groups (Mitteilung 010-DVS-2019 of February 2019 betreffend “Verrechnungssteuer: Guthaben im Konzern”), each as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.
“Swiss Loan Party” means a Swiss Borrower or a Swiss Guarantor.
“Swiss Non-Bank Rules” means, together, the Swiss Twenty Non-Bank Rule and the Swiss Ten Non-Bank Rule.
“Swiss Non-Qualifying Lender” means a person which does not qualify as a Swiss Qualifying Lender.
“Swiss Qualifying Lender” means (a) a bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (b) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders other than Swiss Qualifying Lenders of a Swiss Loan Party under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Swiss Qualifying Lenders of a Swiss Loan Party under all its outstanding debts relevant for the classification as debentures (Kassenobligation) (within the meaning of the Swiss Guidelines), must not at any time exceed twenty (20), in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

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“Swiss Withholding Tax Act” means the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges, assessments, fees or withholdings, and any and all liabilities with respect to the foregoing, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Alternate Base Rate SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).
“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

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“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transferee” is defined in Section 12.4.
“Type”, when used in reference to any Loan or Advance, refers to whether the rate of interest on such Loan, or on the Loans comprising such Advance, is determined by reference to Adjusted Daily Simple RFR, Daily Simple RFR, the Eurocurrency Rate, Term SOFR or the Alternate Base Rate.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using actuarial assumptions used to fund such Plans.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
“U.S. Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
“Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any

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powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” or “¥” mean the lawful currency of Japan.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.2.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Any reference to an action being “permitted by” this Agreement or any other Loan Document shall mean such action is not prohibited by the terms of this Agreement or any other Loan Document, as applicable. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise provided, dollar ($) baskets set forth in the representations and warranties, covenants and events of default provisions of this Agreement (and other similar baskets; it being understood that this sentence does not apply to Article II of this Agreement) are calculated as of each date of measurement by the Dollar Amounts thereof as of such date of measurement; provided that if any such baskets are exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such baskets were accessed, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
1.3.    Exchange Rates; Currency Equivalents; Daily Simple RFR Loans.
(a)    The Agent shall determine the Dollar Amount of each Advance denominated in Foreign Currencies. Such Dollar Amount shall become effective as of the applicable Computation Date and shall

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be the Dollar Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Agent (absent manifest error).
(b)    Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Agent.
(c)    Notwithstanding the foregoing provisions of this Section 1.3 or any other provision of this Agreement, each Issuing Lender may compute the Dollar Amount of the maximum amount of each applicable Letter of Credit issued by such Issuing Lender by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Lender for such purpose.
(d)    Notwithstanding the foregoing provisions of this Section 1.3 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in a Foreign Currency for a particular Borrower, the Spot Rate on each date of borrowing by such Borrower shall be the Spot Rate in effect as of the Computation Date applicable to the first borrowing of any such Daily Simple RFR Loans by such Borrower in such Foreign Currency (or, if applicable, any later Computation Date pursuant to clause (a)(iii) of the definition of “Computation Date”).
1.4.    Change of Currency.
(a)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent (in consultation with the Borrower Representative) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(b)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Agent (in consultation with the Borrower Representative) may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.5.    Additional Foreign Currencies.
(a)    The Borrowers may from time to time request that (i) Loans be made in a currency other than those specifically listed in the definition of “Foreign Currency” and/or (ii) Letters of Credit be issued in a currency other than those specifically listed in the definition of “Foreign Currency” (any such other currency, an “Additional Foreign Currency”); provided that such requested Additional Foreign Currency is a lawful currency (other than Dollars) (A) that is readily available and freely transferable and convertible into Dollars, (B) dealt with in the London or other applicable offshore interbank deposit market and (C) for which no central bank or other governmental authorization in the country of issue of such currency is required to give authorization for the use of such currency by any Lender for making Loans or any Issuing Lender for issuing Letters of Credit, as applicable, unless such authorization has

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been obtained and remains in full force and effect. In the case of any such request with respect to the making of Loans, such request shall be subject to the approval of the Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Agent, the Lenders and the applicable Issuing Lender or Issuing Lenders.
(b)    Any such request shall be made to the Agent not later than 11:00 a.m. (Eastern time), (i) with respect to a request for an Additional Foreign Currency for a Loan, ten (10) Business Days prior to the date of the desired Advance (or such shorter time or date as may be agreed by the Agent in its reasonable discretion) or (ii) with respect to a request for an Additional Foreign Currency for issuance of Letters of Credit, five (5) Business Days prior to the date of the desired Letter of Credit (or such shorter time or date as may be agreed by the Principal Issuing Lender, in its reasonable discretion with notice to the Agent). Each such request shall also identify the applicable benchmark rate that is to apply to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested Additional Foreign Currency. In the case of any such request pertaining to Loans, the Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Agent shall promptly notify the Issuing Lender thereof. Each Lender (in the case of any such request pertaining to Loans) shall notify the Agent, not later than 11:00 a.m. (Eastern time), five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Loans in such requested currency and the usage of such benchmark rate. The Principal Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Agent, not later than 11:00 a.m. (Eastern time), three (3) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency and the usage of such benchmark rate.
Any failure by a Lender or the Principal Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the applicable Issuing Lender, as the case may be, to permit Loans to be made or Letters of Credit to be issued in such requested currency and such benchmark rate to be used. If the Agent and all the Lenders consent to making Loans in such requested currency and using such benchmark rate, the Agent shall so notify the Borrowers and such currency shall thereupon (and, subject to Section 2.21, at all times thereafter) be deemed for all purposes to be a Foreign Currency hereunder for purposes of any borrowings of Loans; and if the Agent, all the Lenders and the Principal Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Agent shall so notify the Borrowers and such currency shall thereupon (and, subject to Section 2.21, at all times thereafter) be deemed for all purposes to be a Foreign Currency hereunder for purposes of any Letter of Credit issuances by each Issuing Lender. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.5, the Agent shall promptly so notify the Borrowers.
In connection with any approved request for a Foreign Currency, the Agent, in consultation with the Borrower Representative, will have the right to make any technical, administrative or operational changes that the Agent decides may be appropriate to reflect the inclusion of such Foreign Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

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1.6.    Rates.    The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Adjusted Daily Simple RFR, Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any Adjusted Daily Simple RFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.7.    [Reserved].
1.8.    Concerning Joint and Several Liability; Borrower Representative.
(a)    Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
(b)    Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. For the avoidance of doubt, the Obligations of the Company include the Obligations of any Borrower who ceases to be a Subsidiary of the Company after the Closing Date.
(c)    If and to the extent that a Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation.
(d)    The obligations of each Borrower under the provisions of this Section 1.8 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets,

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irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)    Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Unmatured Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Agent or the Lenders, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 1.8, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 1.8, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 1.8 shall not be discharged except by performance and then only to the extent of such performance.  The obligations of each Borrower under this Section 1.8 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower or the Lenders.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Lenders (other than in connection with a dissolution, merger, consolidation or disposition of a Borrower (other than the Company) pursuant to a transaction permitted under Article VI.
(f)    The provisions of this Section 1.8 are made for the benefit of the Agent and the Lenders and their respective permitted successors and permitted assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefore may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any other Borrower or to exhaust any remedies available to it against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.  The provisions of this Section 1.8 shall remain in effect until the Facility Termination Date.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 1.8 will forthwith be reinstated and in effect as though such payment had not been made.
(g)    Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or agreements in respect of Rate Management Transactions or Banking Services Agreements, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to

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the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any Applicable Law.
(h)     Each Borrower hereby designates the Company as its Borrower Representative. The Borrower Representative will be acting as agent on each Borrower’s behalf for the purposes of issuing Borrowing Notices and Conversion/Continuation Notices or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, delivering compliance certificates and other certificates, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, entering into amendments, waivers, supplements or other modifications with respect to any Loan Document, and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of the Borrowers under the Loan Documents. The Company hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Each Borrower hereby releases the Company to the extent possible from any restrictions on representing several persons and self-dealing applicable to it under any applicable law. The Borrowers may appoint a different (or additional) Borrower as Borrower Representative at any time by delivering written notice to the Administrative Agent. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any notice, agreement, document, or other communication, or any action or obligation, in each case, (i) that is required by this Agreement or any other Loan Document to be provided or taken by the Borrower Representative shall be deemed to be valid or satisfied, as applicable, if given, taken, delivered or otherwise satisfied by any Borrower and (ii) that is required by this Agreement or any other Loan Document to be provided or taken by one or more Borrowers shall be deemed to be valid or satisfied, as applicable, if given, taken, delivered or otherwise satisfied by the Borrower Representative.
1.9.    Swiss Terms.
In this Agreement, with respect to any entity incorporated in Switzerland, a reference to:
(a)    a receiver, custodian, trustee, examiner, liquidator or similar official includes any Sachwalter appointed in accordance with the Swiss Code of Obligations (Schweizerisches Obligationenrecht; SR 220, “Swiss Code of Obligations”). liquidator appointed in accordance with the Swiss Code of Obligations and Konkursamt, Konkursverwaltung or Sanierunsbeauftragter (including a supervisory authority acting in any such capacity) or any of its officials or employees, any Liquidator or Sachwalter or other officer appointed in accordance with the Swiss Federal Act on Debt Enforcement and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs; SR 281.1, “Swiss Federal Act on Debt Enforcement and Bankruptcy”);
(b)    a liquidation, winding up, administration, dissolution, bankruptcy, liquidation, composition with creditors or moratorium includes: (i) a filing for the declaration of bankruptcy (Antrag auf Konkurseröffnung) or a formal declaration of bankruptcy (Konkurseröffnung) within the meaning of the Swiss Federal Act on Debt Enforcement and Bankruptcy, (ii) the filing for a request for a moratorium (Gesuch um Nachlassstundung) or a grant of a moratorium (provisorische oder definitive Nachlassstundung/ Stundung/ Notstundung/ Fälligkeitsaufschub) or protective measures (Schutzmassnahmen/sichernde Massnahmen) within the meaning of the Swiss Federal Act on Debt Enforcement and Bankruptcy, (iii) a moratorium on any of its indebtedness, its dissolution or liquidation;

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and (iv) the notification of the court of over-indebtedness pursuant to article 725b paragraph 3 of the Swiss Code of Obligations; and
(c)    a director or a manager refers to (i) in relation to a company limited by shares (Aktiengesellschaft) a member of the board of directors (Verwaltungsrat) or a member of the executive management (Geschäftsleitung) and (ii) in relation to a limited liability company (Gesellschaft mit beschränkter Haftung), a managing director (Geschäftsführer) or a member of the executive management (Geschäftsleitung).

ARTICLE II
THE CREDITS
2.1.    Revolving Loans
(a)     Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans in Dollars and in one or more Foreign Currencies (as requested by the Borrowers) to the Borrowers from time to time in Dollar Amounts (determined as of the relevant Computation Date) not to exceed in the aggregate at any one time outstanding the Dollar Amount of its Commitment minus the Dollar Amount of its Pro Rata Share of the L/C Obligations outstanding at such time (in each case determined as of the relevant Computation Date), provided, however, that no Revolving Advance will be made if, before or after taking such Revolving Advance into account, the Aggregate Outstanding Credit Exposure exceeds or would exceed the Aggregate Commitment. All Alternate Base Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, any Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.
(b)    Required Payments. If at any time the Dollar Amount of the Aggregate Outstanding Credit Exposure (calculated, with respect to those Revolving Advances and L/C Obligations denominated in Foreign Currencies, as of the most recent Computation Date with respect thereto) exceeds 105% of the Aggregate Commitment, the Borrowers shall immediately upon written notice thereof from the Agent repay Revolving Advances in an aggregate principal amount such that after giving effect thereto the Dollar Amount of the Aggregate Outstanding Credit Exposure (calculated, with respect to those Revolving Advances and L/C Obligations denominated in Foreign Currencies, as of the most recent Computation Date with respect thereto) does not exceed the Aggregate Commitment.
2.2    Repayment. All outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.
2.3.    Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in accordance with their respective Pro Rata Shares. The Advances may be Alternate Base Rate Advances, Eurocurrency Rate Advances or RFR Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.9 and 2.10. After giving effect to any Advance, unless the Agent shall consent, there shall not be more than ten (10) different Interest Periods in effect with respect to all Advances then outstanding.

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2.4.    Letters of Credit.
2.4.1    Letter of Credit Facility/Determination of Issuing Lender. (a) Upon receipt of duly executed applications therefor, and such other documents, instructions and agreements as the Issuing Lender may reasonably require, and subject to the provisions of subsection (b) below, Section 2.1 and Article IV, the Issuing Lender shall issue Letters of Credit denominated in Dollars or Euros or any applicable Additional Foreign Currency for the account of the applicable Borrower (or for the account of any of their Subsidiaries, provided that the obligations of any such Subsidiary under an application for a Letter of Credit, if any, shall be limited to such Letter of Credit with respect to which it is named as an account party), on terms as are reasonably satisfactory to the Issuing Lender; provided, however, that no Letter of Credit will be issued for the account of any Borrower by the Issuing Lender if on the date of issuance, before or after taking such Letter of Credit into account, (i) the Aggregate Outstanding Credit Exposure exceeds or would exceed the Aggregate Commitment, or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations (determined as of the relevant Computation Date) exceeds or would exceed $25,000,000; and provided, further, that no Letter of Credit shall be issued which has an expiration date later than the earlier of (A) twelve months from the date of issuance thereof and (B) the date which is five (5) Business Days immediately preceding the Facility Termination Date. Each Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five (5) Business Days prior to the Facility Termination Date) unless the Issuing Lender notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiry date that such Letter of Credit will not be renewed. Notwithstanding the foregoing, any Letter of Credit may expire no later than one year after the Facility Termination Date so long as the applicable Borrower cash collateralizes an amount equal to 105% of the face amount of such Letter of Credit, by no later than thirty (30) days prior to the Facility Termination Date (or such later time as reasonably agreed by the applicable Issuing Lender), in the manner described in Section 2.4.4 and otherwise on terms and conditions reasonably acceptable to the applicable Issuing Lender and the Agent.
(b)    Upon receipt of a request from any Borrower for the issuance of a Letter of Credit, the Issuing Lender shall promptly give written notification to the Agent of the Dollar Amount thereof. Within one (1) Business Day after receipt of such notice, the Agent shall give written notification to the Issuing Lender as to whether such Letter of Credit may or may not be issued, based on the criteria set forth in clauses (i) and (ii) of the proviso in subsection (a) above.
2.4.2    Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit by the Issuing Lender hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrowers in respect thereof, and the liability of the Issuing Lender thereunder (collectively, an “L/C Interest”) in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender’s Pro Rata Share.
The Issuing Lender will notify the Agent promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit, and the Agent will promptly notify each Lender. On or at any time after the Business Day on which the Issuing Lender makes payment of each such L/C Draft or any other draw on a Letter of Credit, on demand of the Issuing Lender received by each Lender not later than 2:00 p.m. (Eastern time) on such Business Day, each Lender shall make payment on such Business Day to the Agent for the account of the Issuing Lender, in immediately available funds in the applicable

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Agreed Currency of such Letter of Credit, in an amount equal to such Lender’s Pro Rata Share of the amount of the Borrower’s unpaid Reimbursement Obligation with respect thereto.
Upon the Agent’s receipt of funds as a result of the Issuing Lender’s payment on an L/C Draft or any other draw on a Letter of Credit issued by the Issuing Lender, the Agent shall promptly pay such funds to the Issuing Lender. The obligation of each Lender to pay the Agent for the account of the Issuing Lender under this Section 2.4.2 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.4.2, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent on behalf of the Issuing Lender receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this Section 2.4.2.
2.4.3 Reimbursement Obligation. The applicable Borrower agrees unconditionally, irrevocably and absolutely upon receipt of notice from the Agent or the Issuing Lender to pay to the Agent, for the account of the Issuing Lender or the account of the Lenders, as the case may be, the amount of each advance which has been drawn under or pursuant to a Letter of Credit issued for its account or an L/C Draft related thereto (such obligation of any Borrower to reimburse the Issuing Lender or the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a “Reimbursement Obligation” with respect to such Letter of Credit or L/C Draft), each such payment to be made by the applicable Borrower to the Agent no later than 3:00 p.m. (Eastern time) on the third Business Day after the Business Day on which the Issuing Lender makes payment of each such L/C Draft. The Issuing Lender may direct the Agent to make such demand with respect to Letters of Credit issued by the Issuing Lender. If, for any reason, the applicable Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, then such Reimbursement Obligation shall bear interest at the rate which would be payable on any outstanding Alternate Base Rate Loans from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until paid in full. Such interest shall be for the account of the Issuing Lender until the Lenders make payment for their respective participation interests in such Reimbursement Obligation in accordance with Section 2.4.2.
2.4.4    Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the applicable Borrower shall, upon the Agent’s written demand (and, in the case of any Default described in Section 7.6 or 7.7, immediately, without any demand or the taking of any other action by the Agent, the Issuing Lender or any Lender), deliver to the Agent for the benefit of the Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Required Lenders, equal to the aggregate outstanding L/C Obligations of the applicable Borrower. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders as collateral security for the Borrowers’ obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Agent or the Issuing Lender, as applicable, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.4.4 which are not to be applied to reimburse the Issuing Lender for amounts actually paid or, with respect to a previously submitted draft, to be paid by the Issuing Lender in respect of a Letter of

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Credit or L/C Draft shall be returned to the applicable Borrower (after deduction of the Agent’s reasonable expenses incurred in connection with such cash collateral account).
2.4.5.    Letter of Credit Fees. The Borrowers agree to pay in Dollars (i) quarterly, in arrears, on each Payment Date to the Agent, for the ratable benefit of the Lenders, a letter of credit fee in the amount of the Applicable Fee Rate per annum on the aggregate average daily outstanding Dollar Amount available for drawing under all of the Letters of Credit and (ii) to the Agent, for the benefit of the Issuing Lender, a fronting fee of 1/8th of one percent (0.125%) of the initial outstanding Dollar Amount available for drawing under each Letter of Credit, payable on the date of issuance of such Letter of Credit, plus all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Lender with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.
2.4.6    Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrowers agree to protect, indemnify, pay and save harmless the Agent, the Issuing Lender and each Lender from and against any and all liabilities and costs which the Agent, the Issuing Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Lender of a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).
(b)    As among the Borrowers, the Lenders, the Issuing Lender and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by any Borrower at the time of request for any Letter of Credit, the Issuing Lender of a Letter of Credit, the Agent and the Lenders shall not be responsible (in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in

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interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Lender and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lender’s rights or powers under this Section 2.4.6.
(c)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with Letters of Credit issued on behalf of the Borrowers or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Lender, the Agent or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.
(d)    Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.4.6 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.
2.4.7.    [Reserved].
2.4.8    Issuing Lender Agreements. Each Issuing Lender agrees that, unless otherwise requested by the Agent, such Issuing Lender shall report in writing to the Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Lender shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Lender pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount of such payment(s), (iv) on any Business Day on which the Borrowers fail to reimburse any amount required to be reimbursed to such Issuing Lender on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (v) on any other Business Day, such other information as the Agent shall reasonably request.
2.5.    [Reserved]
2.6.    Commitment Fee; Reductions/Increase in Aggregate Commitment.
(A) Subject to Section 2.23 hereof, the Borrowers agree to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender’s Commitment (calculated as such Lender’s Pro Rata Share of the Available

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Aggregate Commitment) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof), upon at least five (5) Business Days’ prior written notice to the Agent, which notice shall specify the amount of any such reduction (provided that such notice may provide that the reduction contemplated thereby be conditioned on the incurrence of other debt or the consummation of any other transaction specified therein by the applicable Borrower, in which case the notice may be revoked prior to the contemplated reduction date), provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal Dollar Amount of the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.
(B)    Increase of Commitments. (i) At any time, the Borrowers may request that the Aggregate Commitment be increased; provided that (a) the Aggregate Commitment shall at no time exceed the greater of (i) $600,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended four consecutive fiscal quarter period for which the Borrowers have delivered financial statements pursuant to Section 6.1, (b) each such request shall be in a minimum amount of at least $10,000,000 and increments of $5,000,000 in excess thereof and (c) the Aggregate Commitment may not be increased more than twice pursuant to this Section 2.6. Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (A) as of the proposed effective date of the increase in the Aggregate Commitment all representations and warranties shall be true and correct in all material respects as though made on such date and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default, (B) the Borrowers, the Agent and any financial institution that shall have agreed to become a “Lender” party hereto (each a “Proposed New Lender”) or Lender that shall have agreed to provide a “Commitment” in support of such increase in the Aggregate Commitment shall have executed and delivered a Commitment and Acceptance substantially in the form of Exhibit D hereto (a “Commitment and Acceptance”), (C) counsel for the Borrowers and for the Guarantors shall have provided to the Agent supplemental opinions in form and substance reasonably satisfactory to the Agent and (D) the Borrowers and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as may be required under Article IV or that the Agent shall have reasonably requested in connection with such increase. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment, the Agent shall promptly advise the Borrowers and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
2.7.    Minimum Amount of Each Advance. Each Alternate Base Rate Advance shall be in the minimum amount of $250,000 (and in multiples of $250,000 if in excess thereof) and each Eurocurrency Rate Advance and RFR Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Advance may be in the amount of the unused Aggregate Commitments.
2.8.    Optional/Mandatory Prepayments. The Borrowers may from time to time prepay Loans, without penalty or premium, upon irrevocable prior written notice (provided that such notice may provide that the payment contemplated thereby be conditioned on the incurrence of other debt or the

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consummation of any other transaction specified therein by the applicable Borrower, in which case the notice may be revoked prior to the contemplated prepayment date) to the Agent given not later than 1:00 p.m. (Eastern time) (i) on the same Business Day as prepayment of each Alternate Base Rate Loan and (ii) (A) in the case of a Term SOFR Loan, at least three (3) RFR Business Days before prepayment of such Term SOFR Loan, (B) in the case of an RFR Loan denominated in any Foreign Currency, at least five (5) RFR Business Days before prepayment of such RFR Loan, and (C) in the case of a Eurocurrency Rate Loan, at least four (4) Eurocurrency Banking Days before prepayment of such Eurocurrency Rate Loan (or five (5) Eurocurrency Banking Days in the case of a prepayment of Eurocurrency Rate Loans denominated in a Special Notice Currency), in each case, specifying the date, Agreed Currency and amount of prepayment and whether the prepayment is of Eurocurrency Rate Loans, Daily Simple RFR Loans, Term SOFR Loans, Alternate Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each in a “Prepayment Notice”. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $250,000 or a whole multiple of $250,000 in excess thereof with respect to Alternate Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurocurrency Rate Loans or RFR Loans. A Notice of Prepayment received after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. If at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Aggregate Outstanding Credit Exposure is greater than the Aggregate Commitment, the Borrowers shall not later than the following Business Day make a mandatory prepayment of the Loans in an amount equal to such excess. The Borrowers may not prepay any Eurocurrency Rate Loan or Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto, or any Daily Simple RFR Loan on any day other than an Interest Payment Date therefor, in each case unless such prepayment is accompanied by any amount required to be paid pursuant to Section 3.4 hereof.
2.9.    Method of Selecting Types and Interest Periods for New Advances. The applicable Borrower shall select the Type of Advance, the Agreed Currency applicable thereto, and, if applicable, the Interest Period. The applicable Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) (provided that such notice may provide that the borrowing contemplated thereby be conditioned on the consummation of any transaction specified therein by the applicable Borrower, in which case the notice may be revoked prior to the contemplated borrowing date) not later than (a) 1:00 p.m. (Eastern time) on the Borrowing Date for each Alternate Base Rate Loan, (b) 1:00 p.m. (Eastern time) at least three (3) RFR Business Days before the Borrowing Date for each Term SOFR Loan, (c) 1:00 p.m. (Eastern time) at least five (5) RFR Business Days before the Borrowing Date for each RFR Loan denominated in a Foreign Currency and (d) 1:00 p.m. (Eastern time) at least four (4) Eurocurrency Banking Days before the Borrowing Date for each Eurocurrency Rate Loan, in each case, specifying:
(i)    the applicable Borrower,
(ii)    the Borrowing Date, which shall be a Business Day, RFR Business Day, or Eurocurrency Banking Day, as applicable, of such Advance,
(iii)    the aggregate amount of such Advance,
(iv)    the Type of Advance selected,
(v)    the Agreed Currency of such Advance, and

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(vi)    in the case of each Eurocurrency Rate Advance or a Term SOFR Advance, the Interest Period applicable thereto.
If no election as to the Agreed Currency of an Advance is specified, then the requested Advance shall be made in Dollars. If no election as to the Type of Advance is specified, then the requested Advance shall be an Alternate Base Rate Advance made in Dollars. If no Interest Period is specified with respect to any requested Eurocurrency Rate Advance or Term SOFR Rate Advance, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. A Borrowing Notice received after 1:00 p.m. (Eastern time), shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. The Agent shall promptly notify the Lenders of each Borrowing Notice.
On each Borrowing Date, each Lender shall make available its Loan or Loans, (i) if such Loan is denominated in Dollars, not later 4:00 p.m. (Eastern time) on the proposed borrowing date in Federal or other funds immediately available to the Agent, at its address specified in or pursuant to Article XIII and, (ii) if such Loan is denominated in a Foreign Currency, not later than the Applicable Time specified by the Agent, in each case, on the proposed borrowing date in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent’s payment office for such currency. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrowers at the Agent’s aforesaid address.
2.10.    Conversion and Continuation of Outstanding Advances.
Alternate Base Rate Loans shall continue as Alternate Base Rate Loans unless and until such Alternate Base Rate Loans are converted into Term SOFR Loans pursuant to this Section 2.10 or are repaid in accordance with Section 2.8 (and, for the avoidance of doubt, no Conversion/Continuation Notice shall be required in connection with such continuation). Each Daily Simple RFR Loan shall continue as a Daily Simply RFR Loan unless and until repaid in accordance with Section 2.8 (and, for the avoidance of doubt, no Conversion/Continuation Notice shall be required in connection with such continuation). Each Term SOFR Loan and Eurocurrency Rate Loan shall continue as a Term SOFR Advance or Eurocurrency Advance, as applicable, until the end of the then applicable Interest Period therefor, at which time:
(i)    each such Term SOFR Loan denominated in Dollars shall automatically continue as a Term SOFR Loan with an Interest Period of one month (and, for the avoidance of doubt, no Conversion/Continuation Notice shall be required in connection with such continuation) unless (x) such Term SOFR Loan is or was repaid in accordance with Section 2.8 or (y) the applicable Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Term SOFR Loan either continue as a Term SOFR Loan for another Interest Period or be converted into an Alternate Base Rate Loan; and
(ii)    each such Eurocurrency Rate Loan shall automatically continue as a Eurocurrency Rate Loan in the same Agreed Currency with an Interest Period of one month (and, for the avoidance of doubt, no Conversion/Continuation Notice shall be required in connection with such continuation) unless (x) such Eurocurrency Rate Loan is or was repaid in accordance with Section 2.8 or (y) the applicable Borrower shall have given the Agent a Conversion/Continuation Notice requesting that,

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at the end of such Interest Period, such Eurocurrency Rate Loan continue as a Eurocurrency Rate Loan for another Interest Period.
Subject to the terms of Section 2.7, the Borrowers may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same Agreed Currency (subject to the terms of Section 3.4). The Borrowers shall have the option, subject to Section 2.12, to (a) convert at any time, subject to the notice requirements herein, all or any portion of any outstanding Alternate Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the Alternate Base Rate Loans then outstanding) into one or more Term SOFR Loans, or (b) upon the expiration of any Interest Period therefor, (i) convert all or any part of any outstanding Term SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the Term SOFR Loans then outstanding) into Alternate Base Rate Loans or (ii) continue any Term SOFR Loans as Term SOFR Loans and (c) upon the expiration of any Interest Period therefor, continue any Eurocurrency Rate Loans as Eurocurrency Rate Loans for a new Interest Period.
Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Agent irrevocable prior written notice in a “Conversion/Continuation Notice” of each conversion of an Advance or continuation of a Term SOFR Loan or Eurocurrency Rate Loan not later than 1:00 p.m. (Eastern time), (i) in the case of a continuation of or conversion to Term SOFR Loans, at least three (3) RFR Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective, (ii) in the case of a conversion of Term SOFR Loans to Alternate Base Rate Loans, at least one (1) RFR Business Day before the day on which the proposed conversion of such Loan is to be effective and (iii) in the case of a continuation of any Eurocurrency Rate Loan, at least four (4) Eurocurrency Banking Days (or five (5) Eurocurrency Banking Days in the case of a continuation of any Eurocurrency Rate Loan denominated in a Special Notice Currency) before the day on which the proposed continuation of such Loan is to be effective, in each case, specifying (A) the Loans to be converted or continued, and, in the case of any Eurocurrency Rate Loan or Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount and Agreed Currency of such Loans to be converted or continued, and (D) in the case of any continuation of or conversion to a Eurocurrency Rate Loan or Term SOFR Loan, the Interest Period to be applicable to such converted or continued Eurocurrency Rate Loan or Term SOFR Loan. If the Borrowers request a conversion to, or continuation of, a Eurocurrency Rate Loan or a Term SOFR Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Agent shall promptly notify the Affected Lenders of such Conversion/Continuation Notice.
2.11.    Interest; Changes in Interest Rate, etc.
(a)    Loans may be (i) with respect to Loans denominated in Dollars, (A) Alternate Base Rate Loans or (B) Term SOFR Loans, (ii) with respect to Loans denominated in Euros, Yen, or other Foreign Currencies (other than Sterling, Swiss Francs or Singapore Dollars), Eurocurrency Rate Loans and (iii) with respect to Loans denominated in Sterling, Swiss Francs or Singapore Dollars, Daily Simple RFR Loans, each as further provided herein. Subject to the provisions of this Section, (x) at the election of the applicable Borrower (where applicable), Loans that are (1) Alternate Base Rate Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin, (2) Term SOFR Loans shall bear interest at Adjusted Term SOFR plus the Applicable Margin, (3) Eurocurrency Rate Loans shall bear interest at the applicable Adjusted Eurocurrency Rate plus the Applicable Margin and (4) Daily Simple RFR Loans

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shall bear interest at the applicable Adjusted Daily Simple RFR or Daily Simple RFR, as applicable, plus the Applicable Margin. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Borrowing Notice is given or at the time a Conversion/Continuation Notice is given pursuant to Section 2.11.
(b)    Swiss Loan Parties. The rates of interest provided for in this Agreement are minimum interest rates with respect to Swiss Loan Parties. By entering into this Agreement, the parties assume in bona fide that the interest payable hereunder is not and will not become subject to Swiss Withholding Tax. Nevertheless, if a deduction of Swiss Withholding Tax is required by law in respect of any interest payable by a Swiss Loan Party under a Loan Document and should it be unlawful for any Swiss Loan Party to comply with Section 3.5 for any reason, where this would otherwise be required by the terms of Section 3.5, then (i) the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment divided by one minus the rate at which the relevant tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant tax deduction is required to be made is for this purpose expressed as a fraction of one) and (ii) the Swiss Loan Party shall (A) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above and (B) make the tax deduction on the interest so recalculated, and all references to a rate of interest under the Loan Documents shall be construed accordingly. To the extent that interest payable by a Swiss Loan Party under a Loan Document becomes subject to Swiss Withholding Tax, each relevant Lender and such Swiss Loan Party shall promptly cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary for the relevant Swiss Loan Party to obtain authorisation to make interest payments without the being subject to Swiss Withholding Tax and to ensure that any person which is entitled to a full or partial refund under any applicable double taxation treaty is so refunded. Any additional interest paid pursuant Section 2.11 shall be treated as “additional amounts” pursuant Section 3.5.
2.12.    No Conversion or Continuation of Term SOFR Advances or Foreign Currency Advances Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the applicable Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) no outstanding Advance denominated in Dollars may be converted to or continued as a Term SOFR Loan and (ii) unless repaid, each Term SOFR Loan denominated in Dollars shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto; provided, that, in the case of clause (ii), if no election is made by the Borrower by the last day of the current Interest Period for the applicable Term SOFR Loan, the Borrower shall be deemed to have elected to convert such Term SOFR Loan to an Alternate Base Rate Loan at the end of the current Interest Period appliable thereto. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Term SOFR Loan, Eurocurrency Loan and Daily Simple RFR Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum and (iii) the letter of credit fee payable pursuant to clause (i) of Section 2.4.5 shall be increased by 2% per annum above the fee otherwise applicable, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates and letter of credit fee set

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forth in clauses (i), (ii) and (iii) above shall be applicable to all Advances and Letters of Credit, respectively, without any election or action on the part of the Agent or any Lender.
2.13.    Method of Payment. (i) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Same Day Funds to the Agent at (except as set forth in the next sentence) the Agent’s address specified pursuant to Article XIII, or at any other applicable Lending Installation office of the Agent specified in writing by the Agent to the applicable Borrower, by 2:00 p.m. (local time) at the place of payment on the date when due and shall be applied ratably by the Agent among the Lenders. All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in Same Day Funds for the account of the Agent, at its applicable Lending Installation office for such currency and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at, (a) with respect to Alternate Base Rate Loans and Term SOFR Loans, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender and (b) with respect to Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent’s applicable Lending Installation office for such currency.
(ii)    Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the Borrowers are not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
2.14.    Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(ii)    The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender’s share thereof.
(iii)    The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

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(iv)    Any Lender may request that its Loans be evidenced by a promissory note (a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to such Lender in substantially the form of Exhibit C. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.
2.15.    Telephonic Notices. The Borrowers hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
2.16.    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Loan and Daily Simple RFR Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date such Loan is borrowed, on any date on which such Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Alternate Base Rate Advance converted into a Term SOFR Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Term SOFR Loan and Eurocurrency Rate Loan shall be payable on the last day of the applicable Interest Period, on any date on which such Term SOFR Loan or Eurocurrency Rate Loan is prepaid, as applicable, whether by acceleration or otherwise, and at maturity. Interest accrued on each Term SOFR Loan and Eurocurrency Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on all Advances, commitment fees and letter of credit fees shall be calculated for actual days elapsed on the basis of a 360-day year; provided that interest on Alternate Base Rate Loans at times when the Alternate Base Rate is based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year, except that interest on Loans denominated in any Foreign Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans, as reasonably determined by the Agent in consultation with the Borrower Representative. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. In the event that any financial statement or compliance certificate delivered pursuant to Section 6.1 is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Advance is outstanding when such inaccuracy is discovered or such financial statement or compliance certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Applicable Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or the Applicable Fee Rate applied for such Applicable Period, then (A) the Borrowers shall promptly (and in any case within five (5) Business Days after knowledge thereof (or such longer time as the Agent may reasonably agree)) deliver to the Agent a corrected compliance certificate for such Applicable Period, (B) the Applicable Margin and Applicable Fee Rate for such Applicable Period shall be determined as if the Leverage Ratio in the corrected compliance certificate were applicable for such Applicable Period,

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and (C) the Borrowers shall promptly (and in any case within five (5) Business Days of written demand from the Agent) and retroactively be obligated to pay to the Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin and Applicable Fee Rate for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with Section 2.13. Nothing in this paragraph shall limit the rights of the Agent and Lenders with respect to Sections 2.12, 8.1 and 8.3 nor any of their other rights under this Agreement or any other Loan Document.
2.17.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions/Increases. Promptly after receipt thereof (and in any event by 3:00 p.m., Eastern time, on the applicable Borrowing Date with respect to a Borrowing Notice for an Alternate Base Rate Advance) the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Commitment Increase Notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Advance promptly upon determination of such interest rate.
2.18.    Lending Installations. Subject to Section 3.6, each Lender will book its Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Lender in accordance with the final sentence of this Section 2.18. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Subject to Section 3.6, each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.
2.19.    Non-Receipt of Funds by the Agent. (A) Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan, or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) the applicable Overnight Rate and (y) in the case of a payment to be made by such Borrower, the interest rate applicable to Alternate Base Rate Loans.
(B)    If any Lender shall fail to make any payment or any Revolving Loan required to be made by it pursuant to Sections 2.4.2, 2.4.3, 2.19(A) or 10.8, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender and for the benefit of the Agent or the Issuing Lenders to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Agent in its discretion.

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2.20.    Replacement of Lender. If the Borrowers are required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender, or if any Lender’s obligation to make or continue, or to convert Alternate Base Rate Advances into Term SOFR Advances shall be suspended pursuant to Section 3.3, or if any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or any Lender becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Borrowers may elect to replace such Affected Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Agent and, provided that Wells Fargo is at such time the Principal Issuing Lender, Wells Fargo in its capacity as such shall agree, as of such date, to purchase for cash, in immediately available funds at a purchase price equal to 100% of their principal amount, the Advances and other Obligations owing to the Affected Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in Same Day Funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. Subject to this Section, each Lender may make any Loan to the Borrowers through any Lending Installation, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.
2.21.    Market Disruption. If, after the designation by the Lenders of any currency as a Foreign Currency, any change in applicable currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Agent in consultation with the Borrower Representative, (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Amount no longer being readily calculable with respect to such currency or (iii) such currency being impracticable for the Lenders to loan (each of clauses (i), (ii) and (iii), a “Disqualifying Event”), then the Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be a Foreign Currency until such time as the Disqualifying Event(s) no longer exist. Within ten (10) Business Days after receipt of such notice from the Agent, the Borrowers shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Amount in Dollars, bearing interest at the Alternate Base Rate or Adjusted Term SOFR, at the Borrower’s election, subject to the other applicable terms contained herein.
2.22.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrowers hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent’s main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the

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extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrowers.
2.23.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.6(A);
(b)    any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11.3 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender hereunder; third, to cash collateralize the Issuing Lenders’ L/C Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrowers may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Lenders’ future L/C Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts drawn and outstanding under Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit related payments owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit related payments owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s

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obligations corresponding to such Defaulting Lender’s L/C Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)    the Commitment and Outstanding Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.2); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(d)    if any L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Outstanding Credit Exposure to exceed its Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Agent, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.4.4 so long as such L/C Exposure is outstanding;
(iii)    if the Borrowers cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.4.5 with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;
(iv)    if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.6(A) and Section 2.4.5 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and
(v)    if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.4.5 with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and
so long as such Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.4.4, and L/C Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-

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Defaulting Lenders in a manner consistent with Section 2.23(c) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender shall have entered into arrangements with the Borrowers or such Lender, satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Agent, the Borrower and each Issuing Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.
(e)    If the Borrowers, the Agent and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.23(d)(i)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.2.4    Loan Modification Offers. (A) The Borrowers may, by written notice to the Agent, from time to time make up to three offers (the “Loan Modification Offer”) to all the Lenders to extend the final maturity date of such Lenders’ respective Revolving Loans and Commitments to a later maturity date (the “Modified Facility Termination Date”) pursuant to procedures reasonably specified by the Agent and reasonably acceptable to the Borrowers (each Lender that accepts the Loan Modification Offer, an “Accepting Lender”, and the Revolving Loans and Commitments of the Accepting Lenders, the “Modified Revolving Loans” and the “Modified Commitments”, respectively; provided that at no time shall the then-existing tenor of the Commitments and Advances hereunder exceed five years). The Loan Modification Offer shall set forth the proposed Modified Facility Termination Date, the date on which the Loan Modification Agreement is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of the Loan Modification Offer) and such other principal terms on which the Borrowers propose to enter into the Loan Modification Agreement.
(B)    The Borrowers, each Accepting Lender and the Agent shall execute and deliver an amendment agreement (the “Loan Modification Agreement”) setting forth, to the extent applicable, (i)

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the designation of the Modified Revolving Loans and Modified Commitments, which shall be specified by the Agent, (ii) the Modified Facility Termination Date (which, for purposes of clarity, shall be applicable only to the Modified Revolving Loans and the Modified Commitments), (iii) the interest rate or rates and fees applicable to the Modified Revolving Loans and Modified Commitments and (iv) such additional amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to give effect to the other provisions of the Loan Modification Agreement described in clauses (i) through (iii) of this paragraph, and such amendment will be effective to amend this Agreement and the other Loan Documents on the terms set forth therein without the consent of any other Lender; provided that the Loan Modification Agreement shall not alter the rights of any Lender (other than the Accepting Lenders) in any manner that would not be permitted under Section 8.2 without the consent of such Lender unless such consent shall have been obtained. Notwithstanding the foregoing, the Loan Modification Agreement shall not become effective unless (x) the Agent shall have received a certificate of an Authorized Officer of the Borrower, dated as of the date of effectiveness of the Loan Modification Agreement, confirming compliance with the conditions precedent set forth in paragraphs (i) and (ii) of Section 4.2, (y) the Agent shall have received all legal opinions, documents and certificates reasonably requested by the Agent consistent with those delivered on the Closing Date and (z) such other conditions as the parties to the Loan Modification Agreement have agreed shall have been satisfied. The Agent shall promptly notify each Lender as to the effectiveness of the Loan Modification Agreement.
2.25.    Swiss Limitations.
(a)     If and to the extent that:
(i)    a Swiss Loan Party under this Agreement or any other Loan Document guarantees and/or indemnifies or otherwise becomes liable for or secures obligations other than obligations of itself or of one of its direct or indirect subsidiaries (i.e. obligations of a Swiss Loan Party's direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”); and
(ii)    a payment in fulfilling such obligations would, under Swiss law and practice, constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Loan Party or would otherwise be restricted under Swiss corporate law, then such Restricted Obligations (and the amount of any payment in relation thereto) shall from time to time be limited to the amount permitted to be paid under Swiss law and practice, provided that, such limitation (as may apply from time to time or not) shall not (generally or definitively) free such Swiss Loan Party from payment obligations hereunder in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation. Any and all indemnities and guarantees of such Swiss Loan Party contained in the Loan Documents shall be construed in a manner consistent with the provisions herein contained.
(b)    In case a Swiss Loan Party who must make a payment in respect of Restricted Obligations under this Agreement or any Loan Document is obliged to withhold any taxes under the Swiss Withholding Tax Act in respect of such payment, such Swiss Loan Party shall:

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(i)    if and to the extent possible, procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;
(ii)    if the notification procedure pursuant to sub-paragraph (i) above does not apply, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (i) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration;
(iii)    notify the Agent that such notification, or as the case may be, deduction has been made and provide the Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;
(iv)    in the case of a deduction of Swiss Withholding Tax, use its best efforts to ensure that any person other than the Agent, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction:
(A) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and pay to the Agent upon receipt any amounts so refunded; or
(B)    if the Agent or Credit Party is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment and if requested by the Agent, provide the Agent or Credit Party those documents that are required by law and applicable tax treaties to be provided by the payer of such tax in order to enable the Agent or Credit Party to prepare a claim for refund of Swiss Withholding Tax.
(c)    If a Swiss Loan Party is obliged to withhold Swiss Withholding Tax in accordance with paragraph (b) above, the Agent shall be entitled to further request payment and apply proceeds against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required.
(d)    If and to the extent requested by the Agent and if and to the extent this is from time to time required under Swiss law (restricting distributions), in order to allow the Agent (and the Credit Parties) to obtain a maximum benefit under this Agreement and the other Loan Documents, a Swiss Loan Party shall promptly implement the following.
(i)     the preparation of an up-to-date (interim) audited balance sheet of such Swiss Loan Party ;
(ii)    the confirmation of the auditors of such Swiss Loan Party that the relevant amount represents (the maximum of) freely distributable equity capital;

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(iii)    the prompt convening of a meeting of the quotaholders or shareholders, as the case may be, of such Swiss Loan Party which will approve the (resulting) distribution;
(iv)    the conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law;
(v)    the revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);
(vi)    to the extent permitted by applicable law, (x) write up or realise any of its assets shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realisation, however, only if such assets are not necessary for such Swiss Loan Party’s business (nicht betriebsnotwendig) and/or (y) reduce its quota/share capital to the minimum allowed under then applicable law; and
(vii)    all such other measures necessary and/or useful to promptly procure the fulfilment of all prerequisites reasonably necessary to allow such Swiss Loan Party and relevant parent company to promptly make the payments and perform the obligations agreed under this agreement or any Loan Document from time to time with a minimum of limitations.
ARTICLE III
YIELD PROTECTION; TAXES
3.1.    Yield Protection. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Lender, or
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(iii)    impose on any Lender or any Issuing Lender or (with respect to Eurocurrency Rate Loans) the London or other applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender, any Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its

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obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrowers shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered (provided that no such payment shall be required to be made prior to the date that is fifteen (15) days after the Borrowers’ receipt of such written request). Notwithstanding anything herein to the contrary, the Borrowers shall not be required to compensate any such party pursuant to this Section for any increased costs or reduced sums suffered more than nine (9) months prior to the date that such party notifies the Borrowers of the Change in Law or other cause giving rise to such increased costs or reduced sums and of such party’s intention to claim compensation therefor.
3.2.    Changes in Capital Adequacy Regulations. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrowers shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered (provided that no such payment shall be required to be made prior to the date that is fifteen (15) days after the Borrowers’ receipt of such written request). Notwithstanding anything herein to the contrary, the Borrowers shall not be required to compensate any Lender or Issuing Lender pursuant to this Section for any reductions suffered more than nine (9) months prior to the date that such Lender or Issuing Lender notifies the Borrowers of the Change in Law or other cause giving rise to such reduction and of such Lender’s or Issuing Lender’s intention to claim compensation therefor.
3.3.    Changed Circumstances.
(a) Circumstances Affecting Eurocurrency Rates and RFRs. Subject to clause (c) below, in connection with any RFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR or Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple RFR or Daily Simple RFR pursuant to the definition thereof or (y) if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR or such Eurocurrency Rate, as applicable, for the applicable Agreed Currency and the applicable Interest Period with respect to

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a proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (ii) with respect to any Eurocurrency Rate Loan, the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable Agreed Currency to banks in the London or other applicable offshore interbank market for the applicable Agreed Currency, amount or Interest Period of such Eurocurrency Rate Loan, or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR or Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Daily Simple RFR or Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Adjusted Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Term SOFR or such Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Agent, then, in each case, the Agent shall promptly give notice thereof to the Company. Upon notice thereof by the Agent to the Company, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Agreed Currency, and any right of the Borrowers to convert any Loan in each such Agreed Currency (if applicable) to or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Agreed Currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Agent (with respect to clause (iii), at the instruction of the Required Lenders) revokes such notice or the circumstances giving rise to such notice no longer exist. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Agreed Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) without penalty or breakage costs or, failing that, (I) in the case of any request for a borrowing of an affected Term SOFR Loan, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein, and (II) in the case of any request for a borrowing of an affected RFR Loan or Eurocurrency Rate Loan in a Foreign Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in a Foreign Currency, at the applicable Borrower’s election, shall either (1) be converted into Alternate Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans at the end of the applicable Interest Period; provided that if no election is made by the Borrowers by the date that is the earlier of (x) three (3) Business Days after receipt by the Company of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, if the circumstances giving rise to such notice affect only one Type of Advances, then the other Type of Advances shall be permitted.

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(b)Laws Affecting Eurocurrency Rate or RFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Daily Simple RFR Loan, Term SOFR Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon any applicable RFR, Adjusted Daily Simple RFR, Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Company and the other Lenders (an “Illegality Notice”). Thereafter, until each Affected Lender notifies the Agent and the Agent notifies the Company that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Agreed Currency or Agreed Currencies, and any right of the Borrowers to convert any Loan denominated in Dollars to a Term SOFR Loan or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in the affected Agreed Currency or Agreed Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, (A) convert all Term SOFR Loans to Alternate Base Rate Loans or (B) convert all RFR Loans or Eurocurrency Rate Loans denominated in an affected Foreign Currency to Alternate Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) (in each case, if necessary to avoid such illegality, the Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), (I) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all Affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (II) with respect to Eurocurrency Rate Loans, or Term SOFR Loans, on the last day of the Interest Period therefor, if all Affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans, or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans, or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
(c)Benchmark Replacement Setting.
(i)Benchmark Replacement.
(A)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Affected Lenders and the Company so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required

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Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.3(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
    (B)    No Rate Management Transaction shall be deemed to be a “Loan Document” for purposes of this Section 3.3(c).
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will, upon consultation with the Borrower Representative, have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or TIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A)

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the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Agreed Currency (without penalty or breakage costs) and, failing that, (I) in the case of any request for any affected Term SOFR Loans, if applicable, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan, in each case, in a Foreign Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in a Foreign Currency, at the Borrowers’ election, shall either (1) be converted into Alternate Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by the Company of such notice, the Borrowers shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrowers by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrowers shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
3.4    Funding Indemnification. The Borrowers hereby indemnify each of the Lenders against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable, but, in any event not including lost profits) that such Lender actually incurs due to or as a consequence of (a) any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with an RFR Loan or a Eurocurrency Rate Loan, (b) any failure of the Borrowers to borrow or continue an RFR Loan or a Eurocurrency Rate Loan or convert to an RFR Loan or a Eurocurrency Rate Loan on a date specified therefor in a Borrowing Notice or Conversion/Continuation Notice, (c) any failure of the Borrowers to prepay any RFR Loan or Eurocurrency Rate Loan on a date specified therefor in any Notice of Prepayment, (d) any payment, prepayment or conversion of any Daily Simple RFR Loan on a date other than on the Interest Payment Date therefor (including as a result of a Default) or Term SOFR Loan or Eurocurrency Rate Loan on a date other than the last day of the Interest Period therefor (including as a result of a Default) or (e) the assignment of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan, or Term SOFR Loan other than on the last day of the Interest Period applicable thereto, in each case as a result of a request by the Borrowers pursuant to Section 2.20; provided that such indemnification shall apply only to the extent the occurrence of the circumstances described in clauses (a) through (d) has not arisen or resulted from (i) any default by the Agent or one or more Lenders or (ii) any

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of the circumstances set forth in Section 3.3. In the case of a Eurocurrency Rate Loan, the amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Pro Rata Share of the Eurocurrency Rate Loans in the London or other applicable offshore interbank market for such Agreed Currency, whether or not such Eurocurrency Rate Loan was in fact so funded, and using any reasonable attribution or averaging methods which such Lender reasonably deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Loan Parties under this Section 3.4. shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.5.    Taxes. (i) Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes except as required by applicable law. If a Loan Party or the Agent shall be required by law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from or in respect of any such payment by a Loan Party or the Agent, (a) if such Tax is an Indemnified Tax, subject to paragraph (xi) below, the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) such Loan Party or the Agent, as applicable, shall make such deductions or withholdings, (c) such Loan Party or the Agent, as applicable, shall pay the full amount deducted or withheld to the relevant authority in accordance with applicable law and (d) such Loan Party shall furnish to the Agent the original copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to the Agent within thirty (30) days after such payment is made.
(ii)    In addition, the Loan Parties hereby agree to pay any present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes which arise from any payment made under, from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20) (“Other Taxes”).
(iii)    Subject to paragraph (xi) below, the Loan Parties hereby agree to indemnify each Recipient for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed on amounts payable under this Section 3.5) payable or paid by, or required to be withheld or deducted from a payment to, such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6 and delivers to the Borrowers (with a copy to the Agent) either (A) a copy of the receipt issued by a Governmental Authority evidencing payment of such Indemnified Taxes or Other Taxes or (B) a certificate as to the amount of such payment prepared in good faith.

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(iv)    Each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code (each a “Non-U.S. Lender”) agrees that it will, on or prior to the date of this Agreement (and in the case of a Transferee that is a Non-U.S. Lender, on or prior to the date such person acquires an interest in any Loan Document), in each case to the extent it is legally entitled to do so (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with all required documentation from each beneficial owner), or (ii) in the case of a Non-U.S. Lender claiming exemption from the withholding of United States federal income tax under Section 881(c) of the Code with respect to payments of “portfolio interest”, deliver two duly completed copies of United States Internal Revenue Service Form W-8BEN, or W-8BEN-E, as applicable, and a certificate representing that such Lender is not (A) a “bank” for purposes of Section 881(c) of the Code, (B) a ten-percent shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the Code) or (C) a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Code), certifying in either case that such Lender is entitled to receive all payments under this Agreement without, or at a reduced rate of, deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent, or shall promptly notify each of the Company and the Agent in writing of its legal inability to do so. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.
(v)    If a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required under clause (iv), above or clause (viii), below, the Borrowers shall make commercially reasonable efforts to take such steps as such Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.
(vi)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrowers or Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution, and submission of such documentation (other than such documentation set forth in paragraphs (iv), (viii), and (x) of this Section 3.5) shall not be required if in the Lender’s reasonable judgement such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(vii)    Each Lender shall severally indemnify the Agent, within thirty (30) days after demand therefor, for (A) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2.1 relating to the maintenance of a Participant Register, and (C) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not

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such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 3.5(vii).
(viii)    Each Lender that is a United States person as defined in Section 7701(a)(30) of the Code shall, on or prior to the date of this Agreement (and in the case of a Transferee that is a United States person as defined in Section 7701(a)(30) of the Code, on or prior to the date such person acquires an interest in any Loan Document), deliver to the Company (with a copy to the Agent) a duly completed and signed copies of Internal Revenue Service Form W-9 (or successor form) establishing that the Lender is organized under the laws of the United States and is not subject to backup withholding.
(ix)    If any Agent or Lender determines, in its reasonable judgment, that, based on a final determination, it has received a refund of, or a credit with respect to, any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to Section 3.5 of this Agreement or any Tax in respect of which additional interest was paid by a Swiss Borrower pursuant to Section 2.11, it shall pay over such refund or credit, net of all out-of-pocket expenses (including Taxes), and without interest (other than any interest paid or granted by the relevant Governmental Authority with respect to such refund or credit) to the Borrowers within ten (10) Business Days of the receipt of such refund or the use of such credit. The Borrowers, upon the request of Agent or a Lender, shall repay to such Lender or Agent, as applicable, the amount paid over pursuant to this paragraph (ix) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent, as applicable, is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (ix), in no event will any Lender or Agent be required to pay any amount to the Borrowers pursuant to this paragraph (ix) the payment of which would place the Agent or Lender, as applicable, in a less favorable net after-Tax position than the Agent or Lender, as applicable, would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This section shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or to any other Person.
(x)    If a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.5(x), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(xi)    Notwithstanding any provision of this Agreement to the contrary, a Swiss Loan Party shall not be required to make an increased interest payment or any indemnity payment under any Loan Document to a specific Lender or Participant (but, for the avoidance of doubt, shall remain required to make an increased interest payment to all other Lenders) in respect of Swiss Withholding Tax due on interest payments by a Swiss Loan Party under this Agreement as a direct result of such Lender or Participant (i) making an incorrect declaration of its status as to whether or not it is a Swiss Qualifying Lender or a single Swiss Non-Qualifying Lender, (ii) not complying with its obligations under Sections 12.2 or 12.3, or (iii) such Lender or Participant became a Lender as a result of a breach of the obligations under Sections 12.2 or 12.3 or (iv) ceasing to be a Swiss Qualifying Lender or to qualify as one single Swiss Non-Qualifying Lender other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority.
(xii)    Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.6.    Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within fifteen (15) days after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.
ARTICLE IV
CONDITIONS PRECEDENT
4.1.    Effectiveness. This Agreement shall become effective on the Closing Date, subject to the satisfaction (or waiver) of the following conditions:
(a)    The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Agent (which may include facsimile transmission of a signed signature page to this Agreement) that such party has signed a counterpart to this Agreement.
(b)    The Agent shall have received a favorable written opinion, addressed to the Agent and the Lenders and dated as of the Closing Date, of each of (i) Latham & Watkins LLP, New York counsel to the Loan Parties, (ii) Baker & McKenzie. Wong & Leow, Singapore counsel to the Loan Parties, with

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respect to the Singapore Borrower and (iii) Baker McKenzie Switzerland AG, Swiss counsel to the Loan Parties, with respect to the Swiss Borrowers.
(c)    The Lenders, the Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least two (2) Business Days prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
(d)    The Agent shall have received such customary documents and certificates, all in form and substance reasonably satisfactory to the Agent and as further described in the list of closing documents attached as Schedule 4.1.
(e)    The Agent shall have received evidence satisfactory to it that the commitments under the Existing Credit Agreement shall have been terminated and cancelled and all indebtedness thereunder shall have been (or will be) fully repaid on the Closing Date and any and all liens thereunder shall have been terminated.
(f)    The Agent shall have received, prior to the Closing Date, to the extent requested in writing by the Agent to the Borrowers at least 10 days prior to the Closing Date, (i) all documentation and other information regarding the Borrowers reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower in the form of the LSTA form of Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
The Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
4.2.    Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, and the Issuing Lender shall not be required to issue any Letter of Credit, unless on the applicable Borrowing Date or, in the case of a Letter of Credit, the date of issuance:
(i)    There exists no Default or Unmatured Default.
(ii)    The representations and warranties contained in Article V are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such Borrowing Date or date of issuance except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date.
Each Borrowing Notice with respect to each such Advance and each application with respect to each such Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Section 4.2(i) and (ii) have been satisfied. Subject to Section 2.10, the conditions contained in this Section 4.2 shall not apply to the conversion or continuation of all or any portion of any outstanding Advance.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrowers represent and warrant to the Lenders as of the date hereof that:
5.1.    Existence and Standing. Each of the Borrowers and their Subsidiaries is a corporation, partnership (in the case of Subsidiaries only), limited liability company or private limited company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to own, operate and encumber its Property and to conduct its business, as presently conducted in each jurisdiction in which its business is conducted, except for any failure to be so authorized that could not reasonably be expected to have a Material Adverse Effect.
5.2.    Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or equivalent) proceedings, and the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or the Swiss general principle of reasonableness and fairness (Treu und Glauben) and similar principles under the laws of any applicable jurisdiction.
5.3.    No Conflict; Government Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrowers or any of their Subsidiaries or (ii) violate the Borrowers’ or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles, constitution or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) violate the provisions of any indenture, material instrument or material agreement to which the Borrowers or any of their Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or (iv) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrowers or any Subsidiary pursuant to the terms of any indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority which has not been obtained by the Borrowers or any of their Subsidiaries, is required to be obtained by the Borrowers or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
5.4.    Financial Statements. The December 31, 2022 audited consolidated financial statements of the Borrowers and their Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrowers and their Subsidiaries

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at such dates and the consolidated results of their operations for the periods then ended, subject, in the case of such unaudited financial statements, to normal year-end adjustments and the absence of notes.
5.5.    Material Adverse Change. Since December 31, 2022 there has been no change in the business, Property, financial condition or results of operations of the Borrowers and their Subsidiaries taken as a whole, which could reasonably be expected to have a Material Adverse Effect.
5.6.    Taxes. The Borrowers and their Subsidiaries have filed all material United States federal tax returns and all other material tax returns which are required to be filed and have paid all material taxes due pursuant to said returns or pursuant to any assessment received by the Borrowers or any of their Subsidiaries, except such taxes, if any, as are not yet due and payable or are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. No tax liens have been filed and no claims are being asserted with respect to any such material taxes, except such taxes, if any, as are not yet due and payable or are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of any taxes are adequate in accordance with Agreement Accounting Principles.
5.7.    Litigation and Contingent Obligations. Except as set forth on Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrowers or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. As of the Closing Date, other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 5.7, the Borrowers and their Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or the footnotes thereto.
5.8.    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrowers as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective Equity Interests owned by the Borrowers or other Subsidiaries. All of the issued and outstanding Equity Interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interest) duly authorized and issued and are fully paid and non-assessable. No Material Domestic Subsidiaries exist as of the Closing Date.
5.9.    ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) there are no Unfunded Liabilities under any Single Employer Plans; (ii) none of the Borrowers, has incurred, or is reasonably expected to incur (including on account of any member of the Controlled Group), any complete or partial withdrawal liability to Multiemployer Plans; (iii) each Plan complies in all material respects with all applicable requirements of law and regulations; (iv) no Reportable Event has occurred with respect to any Plan; (v) none of the Borrowers, any of their Subsidiaries or any other member of the Controlled Group has withdrawn from any Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or initiated steps to do so; and (vi) no steps have been taken to terminate or appoint a trustee to administer any Plan pursuant to Section 4042 of ERISA.
5.10.    Accuracy of Information. The information, exhibits and reports furnished by the Borrowers or any of their Subsidiaries to the Agent or to any Lender in connection with the negotiation

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of, or compliance with, the Loan Documents, taken as a whole, do not contain any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in a manner relied upon by the Lenders to their detriment.
5.11.    Regulation U. Neither the Borrowers nor any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Advance have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulation U.
5.12.    Material Agreements. Neither the Borrowers nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement (other than agreements or instruments evidencing or governing Indebtedness) to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.
5.13.    Compliance With Laws. The Borrowers and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.
5.14.    Ownership of Properties. Except as set forth on Schedule 6.15, on the date of this Agreement, the Borrowers and their Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrowers’ most recent consolidated financial statements provided to the Agent as owned by the Borrowers and their Subsidiaries and all other Property material to the Borrowers’ and their Subsidiaries’ businesses, except as sold or otherwise disposed of in the ordinary course of business. The Borrowers and each Subsidiary (i) owns and/or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of its business without any known conflict with the rights of others, and (ii) owns and/or possesses and/or has applied for all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the planned conduct of its business for the next six months, without any known conflict with the rights of others, except, with respect to clauses (i) and (ii), where the failure to own and/or possess any patents, trademarks, trade names, service marks, copyrights, licenses and/or rights could not reasonably be expected to have a Material Adverse Effect and/or subject the Borrowers or any Subsidiary to any material liability in connection with any infringement and/or similar cause of action related to any of the foregoing.
5.15.    Plan Assets; Prohibited Transactions. The Borrowers are not entities deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans or issuance of Letters of Credit hereunder gives rise to a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to “plan assets” of the Borrowers and their Subsidiaries.
5.16.    Environmental Matters. In the ordinary course of its business, the officers of the Borrowers consider the effect of Environmental Laws on the business of the Borrowers and their Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to

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the Borrowers due to Environmental Laws. On the basis of this consideration, the Borrowers have concluded that Environmental Laws could not reasonably be expected to have a Material Adverse Effect. Neither the Borrowers nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
5.17.    Investment Company Act. Neither the Borrowers nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
5.18.    Beneficial Ownership. As of the Closing Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
5.19.    Anti-Corruption Laws and Sanctions. The Borrowers have implemented and maintain in effect policies and procedures designed to support compliance in all material respects with respect to Anti-Corruption Laws and applicable U.S. Sanctions, and the Borrowers, their Subsidiaries and the respective directors, officers, employees and agents of the Borrowers and their Subsidiaries, are in compliance with Anti-Corruption Laws and applicable U.S. Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or to the knowledge of the Borrowers or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advance, Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
5.20.    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.21.    Post-Retirement Benefits. Except as could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, neither the Borrowers nor any of their Subsidiaries has any expected costs of post-retirement medical and insurance benefits payable to their employees and former employees, to the extent such costs are required to be estimated by the Borrowers in accordance with Financial Accounting Standards Board Statement No. 106.
5.22.    Insurance. Schedule 5.22 accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of the Company and its Domestic Subsidiaries.
5.23.    Compliance with the Swiss Non-Bank Rules.
(a)    Each Swiss Loan Party is in compliance with the Swiss Non-Bank Rules; provided, however, that a Swiss Loan Party shall not be in breach of this representation if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:
(i)    a failure by one or more Lenders or Participants to comply with their obligations under Section 12.2 or 12.3;

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(ii)    a confirmation made by one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect;
(iii)    a confirmation made by one or more Lenders or Participants to be a Swiss Qualifying Lender is incorrect;
(iv)    one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender or to qualify as one single Swiss Non-Qualifying Lender (to the extent such Lender or Participant is confirmed to be a Swiss Qualifying Lender) other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority; or
(v)    any assignment or transfer to new Lenders which are not Swiss Qualifying Lenders after the occurrence of an event of Default.
(b)    For the purposes of this Section 5.23, each Swiss Loan Party shall assume that the aggregate number of Lenders or Participants under this Agreement which are Swiss Non-Qualifying Lenders is five (5).
ARTICLE VI
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1.    Financial Reporting. The Borrowers will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:
(i)    Within ninety (90) days after the close of each of its fiscal years (commencing with the fiscal year ended December 31, 2023), to the extent prepared to comply with SEC requirements, a copy of the Company’s report on SEC Form 10-K filed with the SEC for such fiscal year, or, if no such Form 10-K was filed by the Company, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrowers’ independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for the Borrowers and their Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.
(ii)    Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years (commencing with the fiscal quarter ended March 31, 2024), for itself and its Subsidiaries, to the extent prepared to comply with SEC requirements, a copy of the Company’s report on SEC Form 10-Q filed with the SEC for such fiscal quarter, or, if no such Form 10-Q was filed by the Company, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

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(iii)    [Reserved].
(iv)    Within (a) the earlier of (1) thirty-five (35) days after the delivery of the financial statements required under Section 6.1(i) and (2) one hundred (100) days after the close of each of its fiscal years, and (b) within the earlier of (1) forty (40) days after the delivery of the financial statements required under Section 6.1(ii) and (2) seventy (70) days after the close of the first three quarterly periods of each of its fiscal years, a compliance certificate in substantially the form of Exhibit A signed by the Chief Financial Officer or Treasurer of the Borrower Representative showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof; provided, that, reporting of Indebtedness of any Foreign Subsidiary shall only be required to the extent Indebtedness for such Foreign Subsidiary exceeds $5,000,000; provided, further, that, the calculations included in the compliance certificate for the fiscal year ended December 31, 2023 shall only be required to include a calculation of the Leverage Ratio.
(v)    As soon as possible and in any event within thirty (30) days after the Borrowers know that any Reportable Event that could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower Representative, describing said Reportable Event and the action which the Borrowers propose to take with respect thereto.
(vi)    As soon as possible and in any event within twenty (20) days after receipt by the Borrowers, a copy of (a) any notice or claim to the effect that the Borrowers or any of their Subsidiaries are or may be liable to any Person as a result of the release by the Borrowers, any of their Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrowers or any of their Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.
(vii)    Promptly upon the furnishing thereof to the shareholders of the Borrowers, copies of all financial statements, reports and proxy statements so furnished.
(viii)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrowers or any of their Subsidiaries files with the Securities and Exchange Commission.
(ix)    Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request, including, without limitation, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
(x)    (A) Within five (5) Business Days after each purchase by the Borrowers or any of their Subsidiaries of Margin Stock in the amount of $1,000,000 or more and (B) together with each delivery of a compliance certificate pursuant to Section 6.1(iv), a current list of all Margin Stock (and its current value) held by the Borrowers or any of their Subsidiaries.

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(xi)    Any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Information required to be delivered pursuant to clauses (i), (ii), (vii) and (viii) of this Section 6.1 (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date (a) on which the Company provides notice to the Lenders that such information has been posted on the Borrowers’ Internet website at the website address listed on the signature page hereof or at another website identified in such notice and accessible to the Lenders without charge; or (b) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent , including, without limitation, www.sec.gov/edgar); provided that the Borrowers shall deliver paper copies of such information to any Lender that requests such delivery.
6.2.    Use of Proceeds. The Borrowers will, and will cause each Subsidiary to, use the proceeds of the Advances to make acquisitions, for working capital and for other general corporate purposes. The Borrowers will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock in violation of Regulation U. The Borrowers will not knowingly request any Advance or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
6.3.    Notice of Default. Upon obtaining knowledge thereof, the Borrowers will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.
6.4.    Conduct of Business. The Borrowers will, and will cause each Subsidiary to, carry on and conduct its business only in fields of enterprise substantially the same as or reasonably related to the fields of enterprise in which it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.5.    Taxes. The Borrowers will, and will cause each Subsidiary to, timely file complete and correct United States federal, if applicable, and applicable foreign, state and local material tax returns required by law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside if and to the

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extent required by Agreement Accounting Principles and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
6.6.    Insurance; Insurance and Condemnation Proceeds. The Company shall maintain for itself and its Domestic Subsidiaries, or shall cause each of its Domestic Subsidiaries to maintain, in full force and effect the insurance policies and programs listed on Schedule 5.22 or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice.
6.7.    Compliance with Laws. The Borrowers will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect and/or result in the creation of any Lien not permitted by Section 6.15. The Borrowers will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.8.    Maintenance of Properties. The Borrowers will, and will cause each Subsidiary to, do all things necessary and commercially reasonable to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, in each case except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.9.    Inspection. The Borrowers will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrowers and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrowers and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrowers and each Subsidiary with, and to be advised as to the same by, their respective officers, in each case upon reasonable advance notice and at such reasonable times (during normal business hours) and intervals as the Agent may designate.
6.10.    [Reserved].
6.11.    Indebtedness. The Borrowers will not, nor will they permit any Subsidiary to, create or incur any Indebtedness, except:
(i)    the Loans and Reimbursement Obligations.
(ii)    Indebtedness existing on the Closing Date and described in Schedule 6.11.
(iii)    Indebtedness arising under Rate Management Transactions and other Financial Contracts permitted by Section 6.25.
(iv)    the Permitted Notes and any Permitted Refinancing thereof.

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(v)    Indebtedness (other than Intercompany Indebtedness) of Foreign Subsidiaries not exceeding $100,000,000 (or equivalent in foreign currencies) in aggregate principal amount at any one time outstanding.
(vi)    factoring of accounts and notes receivable of Foreign Subsidiaries, provided that (A) such receivables sold without recourse to the selling Foreign Subsidiary shall be sold on commercially reasonable terms and (B) the liabilities of such Foreign Subsidiaries with respect to such receivables sold with recourse to the selling Foreign Subsidiary shall not exceed $25,000,000 (or equivalent in foreign currencies) in the aggregate outstanding at any time.
(vii)    Indebtedness constituting Contingent Obligations permitted by Section 6.24.
(viii)    Indebtedness incurred pursuant to Sale and Leaseback Transactions, provided that at the time such transaction is entered into (A) no Default or Unmatured Default exists and (B) the Leverage Ratio as of the last day of the most recent fiscal quarter for which the Borrowers have delivered financial statements pursuant to Section 6.1 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1, the most recent financial statements referred to in Section 5.4) on a pro forma basis as if such Sale and Leaseback Transaction were entered into at the beginning of the four-fiscal quarter period ending on such day would have been equal to or less than 3.00 to 1.00 (provided that any cash proceeds received in respect of such Indebtedness incurred pursuant to such Sale and Leaseback Transaction shall not be included in clause (i)(b) in the calculation of the Leverage Ratio for purposes of determining compliance with this clause (B)).
(ix)    Intercompany Indebtedness; provided that if any Loan Party is the obligor on such Intercompany Indebtedness owed to any Subsidiary that is not a Loan Party, such Intercompany Indebtedness shall be expressly subordinate to the payment in full of the Guaranteed Obligations in a manner reasonably satisfactory in form and substance to the Agent.
(x)    [reserved].
(xi)    [reserved].
(xii)    Indebtedness constituting purchase money Indebtedness or Capitalized Leases not exceeding $100,000,000 (or the equivalent amount in foreign currencies) in aggregate principal amount at any one time outstanding.
(xiii)    Indebtedness in respect of performance bonds, appeal bonds, surety bonds, completion guaranties, warranties, indemnities and similar obligations or owing to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty, or liability insurance, in each case incurred in the ordinary course of business.
(xiv)    Indebtedness arising from agreements providing for customary indemnification, adjustment of purchase price or similar obligations or earnout provisions in connection with dispositions or Acquisitions permitted hereunder.
(xv)    Banking Service Obligations and other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business.

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(xvi)    other Indebtedness, provided that, at the time of and immediately after giving effect (including pro forma effect) to the incurrence of any such Indebtedness (including the application of any proceeds therefrom), the Borrowers shall be in compliance with the covenant set forth in Section 6.26 on a pro forma basis reasonably satisfactory to the Agent (provided that any cash proceeds received in respect of such Indebtedness incurred pursuant to this clause (xvi) shall not be included in clause (i)(b) in the calculation of the Leverage Ratio for purposes of determining compliance with this clause (xvi)).
(xvii)    other Indebtedness (other than Intercompany Indebtedness), not otherwise permitted by clauses (i) through (xvi) above, not exceeding $25,000,000 in the aggregate outstanding at any one time.
6.12.    Merger. The Borrowers will not, nor will they permit any Subsidiary to, merge or consolidate with or into any other Person, or consummate a Division as the Dividing Person, except that a Subsidiary of the Company may merge (i) into any Borrower or a Wholly-Owned Subsidiary, (ii) in connection with an Acquisition or (iii) in connection with a sale or other disposition permitted hereunder, provided, that if a Loan Party merges with another Subsidiary, the surviving entity shall be a Loan Party other than in connection with a disposition of such Loan Party permitted hereunder; provided, further, that any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a sale, transfer or disposition permitted by Section 6.13.
6.13.    Sale of Assets. The Borrowers will not, nor will they permit any Subsidiary to, lease, sell or otherwise dispose of all or substantially all of its Property to any other Person (including by way of a Division), except:
(i)    sales of inventory in the ordinary course of business.
(ii)    sales by the Borrowers or Subsidiaries of accounts receivable and notes receivable permitted by Section 6.11(vi).
(iii)    sales or other dispositions of Property in connection with Sale and Leaseback Transactions permitted by Section 6.11(viii).
(iv)    equipment or other assets traded in or exchanged for replacement assets.
(v)    [reserved].
(vi)    dividends or distributions.
(vii)    dispositions of Property to the extent such Property was acquired pursuant to Investments that were made in reliance on or permitted under Section 6.14 of the Existing Credit Agreement.
(viii)    sales or other distributions of Property by any Borrower to any Loan Party or by any Guarantor to any Loan Party or by any Subsidiary that is not a Guarantor to any Borrower or any other Subsidiary.

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(ix)    sales or other dispositions of Property having a fair market value not to exceed $125,000,000 in the aggregate for any Fiscal Year.
(x)    the transfer, sale or other disposition of all or any portion of the Equity Interests of any Subsidiary (including any Loan Party other than the Company) to the extent that, at the time of such transfer, sale or other disposition, such Subsidiary (in the case of substantially concurrent transfers, sales or other dispositions of Equity Interests of multiple Subsidiaries, together with all other Subsidiaries whose Equity Interests are also being transferred, sold or otherwise disposed of) does not hold assets in excess of ten percent (10%) of the consolidated assets of the Company and its Subsidiaries as shown in the consolidated financial statements of the Company and its Subsidiaries as at the end of the four fiscal quarter period ending immediately prior to the fiscal quarter in which such determination is made.
6.14.    [Reserved].
6.15.    Liens. The Borrowers will not, nor will they permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrowers or any of their Subsidiaries, except:
(i)    Liens for taxes, assessments or governmental charges (other than Liens imposed by the PBGC) or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books if and to the extent required by Agreement Accounting Principles.
(ii)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books if and to the extent required by Agreement Accounting Principles.
(iii)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security benefits, or similar legislation.
(iv)    utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrowers or their Subsidiaries.
(v)    [Reserved].
(vi)    Liens on property of Foreign Subsidiaries in connection with banker’s acceptances with maturities not in excess of 180 days.
(vii)    Liens on accounts and notes receivable of Foreign Subsidiaries securing loans and advances to Foreign Subsidiaries permitted by Section 6.11.
(viii)    Liens against equipment, property, or plant leased by any Borrower or any Subsidiary in favor of the lessor thereof.

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(ix)    purchase money Liens and Liens to secure Capitalized Leases to secure Indebtedness permitted hereunder, and extensions, renewals and refinancing thereof so long as the principal amounts thereof are not increased.
(x)    Liens to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and surety bonds and other similar obligations in the ordinary course of business and judgment liens to the extent such judgment would not constitute a Default under Section 7.9.
(xi)    Liens on documents and related property arising in connection with trade letters of credit in the ordinary course of business.
(xii)    Liens (excluding liens permitted under clauses (i) through (xi) above) existing on the Closing Date and listed on Schedule 6.15 hereto.
(xiii)    Liens (excluding liens permitted under clauses (i) through (xii) above and clause (xiv) below) to secure obligations of any Borrower or any Subsidiary, the principal amount of which does not exceed at any one time the greater of (A) $30,000,000 and (B) 9% of Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been made available under Section 6.1 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1, the most recent financial statements referred to in Section 5.4) at the time of the incurrence of any such Lien.
(xiv)    Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers in the ordinary course of business.
6.16.    [Reserved].
6.17.    Limitation on Payment Restrictions Affecting Subsidiaries. The Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of their Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Borrowers or any of their Subsidiaries, except:
(i)    restrictions imposed by the agreements and instruments governing or evidencing the Permitted Notes or any Permitted Refinancing thereof and restrictions imposed by the agreements and instruments governing or evidencing Indebtedness permitted by Section 6.11(xvi) so long as, in the case of any such Indebtedness, such prohibition or limitation is customary for such Indebtedness,
(ii)    restrictions imposed by applicable law,
(iii)    existing restrictions under Indebtedness of any Subsidiary outstanding on the Closing Date,

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(iv)    restrictions under any Acquired Indebtedness not incurred in violation of any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Borrowers or any of their Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,
(v)    restrictions with respect solely to any Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,
(vi)    restrictions on transfer contained in purchase money Indebtedness; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such purchase money Indebtedness,
(vii)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business,
(viii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,
(ix)    in connection with and pursuant to permitted refinancings, replacements of restrictions imposed pursuant to clauses (iii), (iv) or (vi) or this clause (ix) of this Section 6.17 that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, and
(x)    restrictions contained in Indebtedness incurred by a Foreign Subsidiary in accordance with this Agreement; provided, that such restrictions relate only to one or more Foreign Subsidiaries.
Notwithstanding the foregoing, (A) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (B) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Agreement may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.
6.18.    [Reserved].
6.19.    Affiliates. The Borrowers will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrowers and their Wholly-Owned Subsidiaries) except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrowers’ or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than the Borrowers or such Subsidiary would obtain in a comparable arms-length transaction or (b) transactions with Affiliates specifically permitted hereunder.

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6.20.    Unfunded Liabilities. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrowers will not permit any Unfunded Liabilities to exist.
6.21.    [Reserved]
6.22.    [Reserved]
6.23.    Sale and Leaseback Transactions. The Borrowers will not, nor will they permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction other than Sale and Leaseback Transactions permitted by Section 6.11(viii).
6.24.    Contingent Obligations. The Borrowers will not, nor will they permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) guaranties of Indebtedness permitted by Section 6.11, provided that only Guarantors shall guarantee (x) Permitted Notes and (y) Material Indebtedness incurred pursuant to Section 6.11(xvi), (iii) guaranties by any Borrower or any Subsidiary of employee credit card obligations in the ordinary course of business, (iv) recourse obligations in connection with the factoring of accounts and notes receivable of Foreign Subsidiaries, (v) guaranties and other Contingent Obligations of any Borrower or any Subsidiary with respect to obligations of any Subsidiary and (vi) other Contingent Obligations not otherwise permitted by clauses (i) through (v) above not exceeding $25,000,000 in the aggregate outstanding at any one time.
6.25.    Financial Contracts. The Borrowers will not, nor will they permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Financial Contracts pursuant to which any Borrower or any Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure.
6.26.    Financial Covenants.
6.26.1.    [Reserved].
6.26.2.    Leverage Ratio. The Borrowers will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, to be greater than 3.50 to 1.00 for each fiscal quarter ending on or after December 31, 2023.
6.26.3.    Pro Forma Calculation. In the event that the Borrowers or any Subsidiary shall have consummated an Acquisition or an investment in a joint venture during any four fiscal quarter period for which any financial covenant contained in this Section 6.26 is calculated, such financial covenant shall be calculated as if such Acquisition or investment (including any Indebtedness incurred in connection therewith) had been consummated on the first day of such four fiscal quarter period, provided that the Borrowers shall not include such Acquisition or investment in the calculation of Consolidated EBITDA, unless the Borrowers shall have delivered to the Lenders, at or prior to the time financial statements as of the last day of such four fiscal quarter period are delivered to the Lenders pursuant to Section 6.1, the most recently audited and unaudited financial statements of the acquired business or Person or joint venture, as the case may be, for such period and presented in conformity with generally accepted accounting principles of the applicable jurisdiction.

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6.27.    Fiscal Year
The Borrowers shall not, and shall not permit any Subsidiary to, change the fiscal year of any Borrower or any Subsidiary.
6.28.    Guarantors. If at any time on or after the Closing Date, any one or more Domestic Subsidiaries shall constitute a Material Domestic Subsidiary, the Company shall promptly notify the Agent thereof, which notice shall specify the date as of which such Domestic Subsidiary or Subsidiaries became a Material Domestic Subsidiary. A Subsidiary with respect to which the Company complies with this Section may be excluded in determining whether one or more Subsidiaries collectively constitute a Material Domestic Subsidiary. Within ninety (90) days (or such later date as may be agreed upon by the Agent) after the date specified in such notice, the Company shall cause such Material Domestic Subsidiary to execute and deliver to the Agent a Guaranty (or a joinder thereto in the form contemplated thereby), together with such supporting documentation, including authorizing resolutions and/or opinions of counsel, as the Agent may reasonably request. Notwithstanding the foregoing, if the Company acquires a Material Domestic Subsidiary pursuant to an Acquisition, the Company may, as an alternative to complying with the preceding sentence, within ninety (90) days (or such later date as may be agreed upon by the Agent) after the consummation of such Acquisition, cause such Material Domestic Subsidiary to merge into, or to transfer all or substantially all of its assets to, any Borrower or any Guarantor.
6.29.    Compliance with the Swiss Non-Bank Rules.
(a)    Each Swiss Loan Party shall comply with the Swiss Non-Bank Rules; provided, however, that a Swiss Loan Party shall not be in breach of this covenant if the permitted number of Swiss Non-Qualifying Lenders is exceeded solely by reason of:
(i)    a failure by one or more Lenders or Participants to comply with their obligations under Section 12.2 or Section 12.3;
(ii)    a confirmation made by one or more Lenders or Participants to be one single Swiss Non-Qualifying Lender is incorrect;
(iii)    a confirmation made by one or more Lenders or Participants to be a Swiss Qualifying Lender is incorrect;
(iv)    one or more Lenders or Participants ceasing to be a Swiss Qualifying Lender or to qualify one single Swiss Non-Qualifying Lender (to the extent such Lender or Participant is confirmed to be a Swiss Qualifying Lender) other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration, or application of) any law, treaty or any published practice of any relevant taxing authority; or
(v)     any assignment or transfer to new Lenders which are not Swiss Qualifying Lenders after the occurrence of an event of Default.
(b)    For the purposes of this Section 6.29, each Swiss Loan Party shall assume that the aggregate number of Lenders and Participants under this Agreement which are Swiss Non-Qualifying Lenders is five (5).

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ARTICLE VII
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1.    Breach of Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Borrowers or any of their Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.
7.2.    Nonpayment. Nonpayment of principal of any Loan or Reimbursement Obligation when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five (5) days after the same becomes due.
7.3.    Breach of Certain Covenants. The breach by the Borrowers of any of the terms or provisions of Section 6.2, 6.11, 6.12, 6.13, 6.15, 6.17, 6.19, 6.21, 6.23, 6.24, 6.25, 6.26, or 6.28; or the breach by the Borrowers of any of the terms and conditions of Section 6.1, 6.3, 6.6 or 6.9 which is not remedied within ten (10) days.
7.4.    Other Defaults. The breach by the Borrowers (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after written notice from the Agent or the Required Lenders.
7.5.    Defaults as to Other Indebtedness. (i) Failure of the Borrowers or any of their Subsidiaries to pay when due (after taking into account any applicable grace periods) any Indebtedness (other than Indebtedness owing by any Borrower to any Subsidiary or by any Subsidiary to any Borrower or another Subsidiary and other than Rate Management Obligations) outstanding in a principal amount aggregating in excess of $75,000,000 (“Material Indebtedness”); or the default by the Borrowers or any of their Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrowers or any of their Subsidiaries then outstanding in a principal amount in excess of $75,000,000 shall be declared to be due and payable or required to be prepaid or repurchased (other than by regularly scheduled payment and other than in connection with any Permitted Refinancing) prior to the stated maturity thereof; or the Borrowers or any of their Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due; or (ii) the occurrence of an early termination under any Rate Management Transaction resulting from (A) any event of default under such Rate Management Transaction as to which the Borrowers or any Subsidiary is the defaulting party or (B) any termination event as to which the Borrowers or any Subsidiary is an affected party and, in either event, the termination value or other similar obligation owed by the Borrowers or such Subsidiary as a result thereof is in excess of $75,000,000 and remains unpaid.
7.6.    Voluntary Bankruptcy. Any Borrower or any of their Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in

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effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file (by the deadline for such filing) an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith and in a reasonably timely manner any appointment or proceeding described in Section 7.7.
7.7.    Involuntary Bankruptcy. Without the application, approval or consent of any Borrower or any of their Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any of their Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower or any of their Material Subsidiaries and in each case such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
7.8.    Attachments. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrowers and their Subsidiaries which, when taken together with all other Property of the Borrowers and their Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9.    Judgments. The Borrowers or any of their Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by insurance as to which the insurer has not disclaimed coverage) in excess of $75,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith in a reasonably timely manner.
7.10.    ERISA; Withdrawal Liability. The Borrowers, any of their Subsidiaries or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any of its Subsidiaries or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), could reasonably be expected to have a Material Adverse Effect.
7.11.    ERISA; Insolvency/Termination. The Borrowers, any of their Subsidiaries or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA, if as a result of such insolvency or termination the aggregate annual contributions of the Borrowers, any of their Subsidiaries and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then insolvent or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the insolvency or termination occurs by an amount which could reasonably be expected to have a Material Adverse Effect.

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7.12.    Change in Control. Any Change in Control shall occur.
7.13.    Guaranty. Any Guarantor shall take any action to revoke or discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that is has any further liability under any Guaranty to which it is a party, or shall give notice to such effect (other than with respect to a release of such Guarantor from its obligations under the Guaranty pursuant to the terms thereof or hereunder).
7.14.    Declared Company. Any Loan Party is declared by the Minister for Finance in Singapore to be a company to which Part 9 of the Companies Act of 1967 of Singapore applies.
ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1.    Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrowers, the obligations of the Lenders to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Issuing Lender or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive.
If, within thirty (30) days after acceleration of the maturity of the Obligations or termination or suspension of the obligations of the Lenders to make Loans and the obligation of the Issuing Lender to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrowers) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration, termination and/or suspension.
8.2.    Amendments.
(a)    Subject to Section 3.3(c) and the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, (x) without the consent of the Agent and the Issuing Lender, amend any provision of Section 2.23 hereof or (y) without the consent of each Lender directly and adversely affected thereby:
(i)    except pursuant to Section 2.24, extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan, postpone the date fixed for any payment of Reimbursement Obligations, forgive all or any portion of the principal amount of any Loan or Reimbursement Obligation, or reduce the rate or extend the time of payment of interest or fees hereunder (except that any amendment or modification of the financial covenants in this Agreement (or defined

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terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)).
(ii)    reduce the percentage specified in the definition of Required Lenders or amend the definition of Pro Rata Share.
(iii)    except pursuant to Section 2.24, (A) extend the Facility Termination Date or (B) reduce the amount or extend the payment date for, the mandatory payments required under Section 2.8, or (C) increase the amount of the Aggregate Commitment (except pursuant to Section 2.6(B)) or (D) increase the amount of the Commitment of any Lender hereunder, or (E) reduce the Aggregate Commitment other than ratably among the Lenders having Commitments (other than a non-ratable reduction of the Aggregate Commitment in respect of the Commitment of a Defaulting Lender), or (F) permit any Borrower to assign its rights under this Agreement (other than, in the case of a Subsidiary Borrower, to another Borrower).
(iv)    amend this Section 8.2 (or any provision of this Agreement that explicitly requires the consent of each Lender prior to any action or inaction).
(v)    release any Guarantor or Borrower, except as provided in the Guaranty or in connection with a disposition of Equity Interests or a dissolution, merger or consolidation of such Guarantor or Borrower in each case otherwise permitted by the Loan Documents; provided, that, for the avoidance of doubt, all or substantially all of the value of the Guaranty shall not be released without the consent of each Lender.
(vi)    amend Section 11.3 or the ratable treatment among the Lenders under Sections 2.13(i) or 11.2 hereof.
(vii)    amend the definition of “Foreign Currency” or the definition of “Agreed Currency” or Section 1.5.
(viii)    subordinate any of the Obligations in right of payment to any other Indebtedness (any such other Indebtedness, “Senior Indebtedness”), unless each such directly and adversely affected Lender (other than a Defaulting Lender) has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are directly and adversely affected thereby held by each Lender) of the new Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such directly and adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such directly and adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each directly and adversely affected Lender for a period of not less than five (5) Business Days; provided, that if any such directly and adversely affected Lender does not accept an offer to provide its pro rata share of such Senior Indebtedness within the time specified for acceptance of such offer being made, such directly and adversely affected Lender shall be deemed to have declined such offer.

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(ix)    waive any condition set forth in Section 4.1, provided, that, for purposes of determining compliance with the conditions specified in Section 4.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent and the Borrower shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.
No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement relating to the Issuing Lender shall be effective without the written consent of the Issuing Lender. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (a)(i), (a)(ii), (a)(iii)(A) or (a)(iii)(D) of this Section 8.2 and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification. Each fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
(b)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Agent and the Borrowers (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(c)    Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
(d)    Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrowers and the Agent), to amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.
8.3.    Preservation of Rights. No delay or omission of the Lenders, the Issuing Lender or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.

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All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuing Lender and the Lenders until the Obligations have been paid in full.
ARTICLE IX
GENERAL PROVISIONS
9.1.    Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Loans herein contemplated.
9.2.    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers, and the Issuing Lender shall not be obligated to issue any Letter of Credit for the account of the Borrowers, in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3.    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4.    [Reserved].
9.5.    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6.    Expenses; Indemnification. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrowers shall indemnify the Agent, each Arranger, each Syndication Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all

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losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of any transactions contemplated hereby (including the credit facilities offered hereunder), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrowers or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.6(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    To the extent permitted by applicable law (i) the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve the Borrowers of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(d)    All amounts due under this Section shall be payable promptly after written demand therefor.
9.7.    Numbers of Documents. All material documents hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.
9.8.    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, provided that, if the Borrowers notify the Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in Agreement Accounting Principles or in the application thereof on the operation of such provision (or if the Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in Agreement Accounting Principles or in the application thereof, then such provision shall be

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interpreted on the basis of Agreement Accounting Principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding the foregoing or anything to the contrary set forth herein, (i) any lease existing on the books and/or records of the Borrowers as of the Closing Date as an operating lease shall remain characterized as an operating lease, in accordance with past practices of the Borrowers; and (ii) any lease that did or was entitled to qualify as an operating lease under Agreement Accounting Principles as in effect prior to January 1, 2018 shall continue to constitute or shall qualify as an operating lease hereunder, and shall not constitute or be re-characterized as a Capitalized Lease.
9.9.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10.    Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the Issuing Lender and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, any Arranger, the Issuing Lender nor any Lender shall have any advisory, agent or fiduciary responsibilities to the Borrowers or any of their Affiliates or any other Person. No Lender or any of its Affiliates has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents. Each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, the Borrowers hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Neither the Agent, any Arranger, the Issuing Lender nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations. The Borrowers agree that neither the Agent, any Arranger, the Issuing Lender nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought or any affiliate of such party. Neither the Agent, any Arranger, the Issuing Lender nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any

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special, indirect, consequential or punitive damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
9.11.    Confidentiality. The Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates (that are not competitors of the Borrowers or any Subsidiary in any of their respective lines of business) and to other Lenders and their respective Affiliates (that are not competitors of the Borrowers or any Subsidiary in any of their respective lines of business), (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) as may be required or appropriate, to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) as may be required or appropriate, to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or securitization transactions or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.4, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder or (ix) with the prior written consent of the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
THE AGENT AND EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
9.12.    Disclosure. The Borrowers and each Lender hereby acknowledge and agree that Wells Fargo and/or one or more Affiliates are or may become direct or indirect equity investors in the Company, and each Lender hereby waives any liability of Wells Fargo or any of its Affiliates to such Lender arising out of or resulting from such investments or relationships, other than liabilities arising out of the gross

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negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, of Wells Fargo or its Affiliates.
9.13.    Non-Reliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Loan provided for herein.
9.14.    USA Patriot Act; Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act” or the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.
9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

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9.16.    No Fiduciary Duty, etc. (a) The Borrowers acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other person. The Borrowers agree that they will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrowers acknowledge and agree that no Credit Party is advising the Borrowers as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrowers shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrowers with respect thereto.
(b)    The Borrowers further acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
(c)    In addition, the Borrowers acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrowers also acknowledge that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies.
9.17.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, any Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset

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managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Agent, or any Arranger, any Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)    The Agent, the Arrangers and the Syndication Agents hereby inform the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
9.18.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement, document or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”),

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the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE X
THE AGENT
10.1.    Appointment; Nature of Relationship. Wells Fargo is hereby appointed by each of the Lenders (including the Issuing Lender, and each reference in this Article X to a Lender shall include the Issuing Lender) as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2.    Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are

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reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.
10.3.    General Immunity.
(a)    The Agent, the Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment.
(b)    The Agent, the Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and such duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent, the Arrangers and their respective Related Parties:
(i)    shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing;
(ii)shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Lender or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of any Borrower or any of their respective Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Agent, an Arranger or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Agent to the Lenders pursuant to the express provisions of this Agreement; and
(iii)shall not be required to account to any Lender or any Issuing Lender for any sum or profit received by the Agent for its own account.
(c)    The Agent, the Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Lender pursuant to Section 2.4.8), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Unmatured Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent or (vi) the utilization of any Issuing Lender’s Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own Commitment without any further action by the Agent).

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10.4.    No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any guarantor of any of the Obligations or of any of the Borrowers’ or any such guarantor’s respective Subsidiaries. Except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity.
10.5.    Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or all of the Lenders, as applicable. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6.    Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.
10.7.    Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.
10.8.    Agent’s Reimbursement and Indemnification. Each Lender severally agrees to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the

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Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9.    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
10.10.    Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of its Subsidiaries in which the Borrowers or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.
10.11.    Lender Credit Decision. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as they have deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
10.12.    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders

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within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent. Any appointment of a successor Agent shall be subject to the Borrowers’ consent, which shall not be unreasonably withheld or delayed, provided that such consent shall not be required at any time that a Default shall have occurred and be continuing. Notwithstanding the foregoing, the Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of the Agent, the provisions of this Article X shall continue in effect for the benefit of the Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. The Agent may not be removed or replaced at any time without its prior written consent. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.
Any resignation by Wells Fargo as Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, if in its sole discretion it elects to, (ii) the retiring Issuing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
Any successor Agent shall deliver to the Company, on or about the date on which such successor Agent becomes the Agent hereunder, executed copies of the following documentation, as applicable (together with all required attachments thereto): (i) if such successor Agent is a “United States person” as defined Section 7701(a)(30) of the Code, United States Internal Revenue Service Form W-9 certifying that it is not subject to United States federal backup withholding tax, or (ii) if such successor Agent is not a “United States person” as defined in Section 7701(a)(30) of the Code, (A) with respect to fees received on its own behalf, Internal Revenue Service Form W-8ECI or any such other documentation prescribed by applicable law that would allow the Company to make payments to such successor Agent without deduction or withholding of any United States federal withholding taxes, and (B) with respect to payments it receives for the account of others, Internal Revenue Service Form W-8IMY certifying that it is either (1) a “qualified intermediary” and that it assumes primary withholding responsibility under Chapters 3 and 4 of the Internal Revenue Code and primary Form 1099 reporting and backup withholding responsibility, or (2) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Company to be treated as a “Untied States person” with respect to such payments, with the effect that, in either case, the Company will be entitled to make payments hereunder to the Agent without withholding or deduction on account of U.S. federal withholding tax.

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10.13.    Agent’s Fee. The Borrowers agrees to pay to the Agent and Wells Fargo, as an Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and Wells Fargo, as an Arranger, pursuant to that certain letter agreement dated January 18, 2024, or as otherwise agreed from time to time.
10.14.    Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Article IX and Article X.
10.15.    Guarantor Releases. The Lenders (including in its or any of its Affiliate’s capacities as a holder of Banking Services Obligations and Rate Management Obligations) hereby empower and authorize the Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of any Guarantor or any Borrower which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.
10.16.    Co-Agents, etc. Neither the Co-Syndication Agents nor any Co-Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.
10.17.    Erroneous Payments.
(a)Each Lender, each Issuing Lender, each other Holder of Guaranteed Obligations and any other party hereto hereby severally agrees that if (i) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Holder of Guaranteed Obligations (or the Lender Affiliate of a Holder of Guaranteed Obligations) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender or other Holder of Guaranteed Obligations (each such recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.17(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Agent to provide any of the notices specified in clauses (i) or (ii) above.

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Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in Same Day Funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Article XII and (3) the Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount due to the Agent under this Section 10.17 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Borrower or any other Loan Party for the purpose of making a payment on or prepayment of or otherwise

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discharging or satisfying any of the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 10.17 shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 10.17 will constitute a waiver or release of any claim of the Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
10.18.    Banking Services Obligations and Rate Management Obligations. No holder of any Banking Services Obligations or Rate Management Obligations that obtains the benefits of Section 11.3 by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document, or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Banking Services Obligations and Rate Management Obligations.
ARTICLE XI
SETOFF; RATABLE PAYMENTS
11.1.    Setoff. In addition to, and without limitation of, any rights of the Lenders or the Issuing Lender under applicable law, if the Borrowers become insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available, other than trust accounts) and any other Indebtedness at any time held or owing by any Lender or the Issuing Lender or any Affiliate of any Lender or the Issuing Lender to or for the credit or account of the Borrowers may be offset and applied toward the payment of the Obligations owing to such Lender or the Issuing Lender, whether or not the Obligations, or any part hereof, shall then be due.
11.2.    Ratable Payments. Subject to Section 2.23, if any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
11.3.    Application of Payments. So long as a Default shall have occurred and be continuing, the Agent shall apply all payments and prepayments in respect of any Obligations in the following order:

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(A)    first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrowers;
(B)    second, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Agent;
(C)    third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuing Lender;
(D)    fourth, to pay interest due in respect of Loans and Reimbursement Obligations;
(E)    fifth, to the ratable payment or prepayment of principal outstanding on Loans, Reimbursement Obligations, Rate Management Obligations and Banking Services Obligations in such order as the Agent may determine in its sole discretion; and
(F)    sixth, to the ratable payment of all other Obligations.
Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the applicable Borrower, all principal payments in respect of (x) Loans denominated in Dollars shall be applied first, to repay outstanding Alternate Base Rate Loans, and then to repay outstanding Term SOFR Loans with those Term SOFR Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods and (y) Eurocurrency Rate Loans shall be applied with those Eurocurrency Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders and other Holders of Guaranteed Obligations as among themselves. The order of priority set forth in clauses (D) through (F) of this Section 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrowers, or any other Person.
Notwithstanding the foregoing, Banking Services Obligations and Rate Management Obligations shall be excluded from the application described above if the Agent has not received written notice thereof, together with such supporting documentation as the Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies and at least three (3) Business Days prior to the application of the proceeds thereof. Each holder of Banking Services Obligations or Rate Management Obligations that, in either case, is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
11.4.    Relations Among Lenders
Except with respect to the exercise of set-off rights of any Lender in accordance with Section 11.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers or any other obligor hereunder or with respect to any Loan Document,

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without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent. Notwithstanding the foregoing, and subject to Section 11.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1.    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Issuing Lender and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of the Agent, each Issuing Lender and each Lender (other than, in the case of a Subsidiary Borrower, to another Borrower), (ii) any assignment by any Lender must be made in compliance with Section 12.3 and (iii) any assignment or delegation of duties by the Agent shall be made only in compliance with Article X. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2.    Participations
12.2.1.    Permitted Participants; Effect.
(a)    Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities that are not Ineligible Institutions or competitors of the Borrowers or any Subsidiary in any of their respective lines of business (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and L/C Interests and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with

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such Lender’s rights and obligations under the Loan Documents; provided, however, that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5 (it being understood that the documentation required under Section 3.5 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Section 2.6 and Section 3.6 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.1 and Section 11.2 as though it were a Lender. In addition, each Lender that sells a participation shall, acting for this purpose only as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, L/C Interests or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, L/C Interest or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, in the absence of manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(b)    Notwithstanding anything to the contrary in this Section 12.2.1 or elsewhere in any Loan Document, the consent of the Borrowers shall, so long as no Default exists, be required for an assignment or participation to any assignee or Participant that is a Swiss Non-Qualifying Lender; provided, however, that such a consent shall not be unreasonably withheld or delayed and in any event, the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof. For the avoidance of doubt, if any Borrower determines in its reasonable discretion that any assignment or participation would result in noncompliance with the Swiss Non-Bank Rules and/or that the number of Lenders and Participants under this Agreement that are Swiss Non-Qualifying Lenders would exceed the number of five (5), then such Borrower’s objection to such assignment or participation shall be deemed to be reasonable.
12.2.2.    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, L/C Interest or Commitment, extends the Facility Termination Date (except as set forth in Section 2.24), postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, L/C Interest or Commitment, postpones the expiry date of any Letter of Credit beyond the Facility Termination Date, releases any

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guarantor (except in connection with a disposition of Equity Interests of a Guarantor otherwise permitted by the Loan Documents) of any such Loan or Reimbursement Obligation or releases all or substantially all of the collateral, if any, securing any such Loan or Reimbursement Obligation.
12.2.3.    Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.
12.2.4.    Security over Lenders’ rights. Each Lender may without consulting with or obtaining consent from the Borrowers, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under the Agreement to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or security shall: (i) release a Lender from any of its obligations under this Agreement or substitute the beneficiary of the relevant charge, assignment or security for the Lender as a party to this Agreement; or (ii) require any payments to be made by a Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under this Agreement; or (iii) be made if, as a result of such charge, assignment or security, the Swiss Non-Bank Rules would no longer be complied with, and further provided that any such charge, assignment, or other security shall provide that, upon any enforcement thereof, any resulting assignment, transfer, participation or sub-participation of any such rights under this Agreement shall be made in accordance with Section 12.2 and/or Section 12.3.
12.3.    Assignments.
12.3.1.    Permitted Assignments.
(a)    Any Lender or the Issuing Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities that are not Ineligible Institutions or competitors of the Borrowers or any Subsidiary in any of their respective lines of business (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender’s rights and obligations under this Agreement. Such assignment shall be made pursuant to an Assignment and Assumption. The consent of the Borrowers, so long as no Default exists and is continuing, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an affiliate thereof (provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof). The consent of (i) the Agent, and (ii) provided that Wells Fargo is at such time the Principal Issuing Lender, Wells Fargo in its capacity as such shall be required prior to any assignment with respect to a Purchaser which is not a Lender or an affiliate thereof. Any consent required

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under this Section 12.3.1 shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an affiliate thereof shall (unless the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or its outstanding Loans and L/C Interests (if the applicable Commitment has been terminated). The assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. The Agent shall, acting for this purpose only as a non-fiduciary agent of the Borrower, maintain a copy of each assignment and acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment or/and the principal amount (and stated interest) of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Lender and the Agent shall treat each person whose name is recorded in the Register as the owner of the Loans for all purposes of this Agreement. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(b)    Notwithstanding anything to the contrary in this Section 12.3.1 or elsewhere in any Loan Document, the consent of the Borrowers shall, so long as no Default exists, be required for an assignment or participation to any assignee or Participant that is a Swiss Non-Qualifying Lender; provided, however, that such a consent shall not be unreasonably withheld or delayed and in any event, the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof. For the avoidance of doubt, if any Borrower determines in its reasonable discretion that any assignment or participation would result in noncompliance with the Swiss Non-Bank Rules and/or that the number of Lenders and Participants under this Agreement that are Swiss Non-Qualifying Lenders would exceed the number of five (5), then such Borrower’s objection to such assignment or participation shall be deemed to be reasonable.
(c)    If (i) a Lender assigns, transfers, participates, sub-participates or sub-contracts any of its rights or obligations under the Loan Documents or changes its Lending Installation; and (ii) as a result of circumstances existing at the date the assignment, transfer, participation, sub-participation, sub-contract or change occurs, a Loan Party would be obliged to make a payment with respect to any Tax imposed by Singapore to the assignee, transferee, participating Lender, sub-participating Lender, sub-contracting Lender or Lender acting through its new Lending Installation under Section 3.1 or 3.5, then, the assignee, transferee, participating Lender, sub-participating Lender, sub-contracting Lender or Lender acting through its new Lending Installation is only entitled to receive payment with respect to such Singapore Taxes under those Sections to the same extent as the assignor, transferor, participating, sub-participating or sub-contracting Lender or Lender acting through its previous Lending Installation would have been if the assignment, transfer, participation, sub-participation, sub-contract or change had not occurred, except to the extent the obligation of a Loan Party to make a greater payment (i) results from a Change in Law that occurs after the date of the applicable assignment, transfer, participation, sub-participation, sub-contract, or change, or (ii) is due to an assignment request by the Borrowers under Section 2.20. For the avoidance of doubt, the Agent shall have no responsibility to collect documentation or other information, in each case, relating to Singapore Taxes from any Lender and shall have no responsibility for paying any

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Singapore Taxes due as a result of an assignee, transferee, participating Lender, sub-participating Lender, sub-contracting Lender, or a Lender acting through its new Lending Installation failing to qualify for a complete exemption from such Singapore Taxes.
12.3.2.    Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment and Assumption in respect of the applicable assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The Assignment and Assumption shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Interests under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and L/C Interests assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
12.4.    Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.
12.5.    Tax Treatment.    If any interest in any Loan Document is transferred to any Transferee, the transferor Lender or the assigning Lender shall cause the Transferee, concurrently with the effectiveness of such transfer or assignment, to comply with the provisions of Section 3.5.
12.6.    Confirmation of Lender’s Status as a Swiss Qualifying Lender.
(a)    Each Lender confirms as per the date of this Agreement that it is a Swiss Qualifying Lender and has not entered into a participation arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender.
(b)    Without limitation to any consent or other rights provided for in this Agreement (including Sections 12.2 and 12.3), any Person that shall become an assignee, Participant or sub-participant with respect to any Lender or Participant pursuant to this Agreement shall confirm in writing to Borrowers and the Agent prior to the date such Person becomes a Lender, Participant or sub-participant, that.

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(i)    it is a Swiss Qualifying Lender and has not entered into a participation (including sub-participation) arrangement with respect to this Agreement with any Person that is a Swiss Non-Qualifying Lender.
(ii)    if it is a Swiss Non-Qualifying Lender, it counts as one single creditor for purposes of the Swiss Non-Bank Rules (taking into account any participations and sub-participations).
(c)    Each Lender or Participant (including sub-participants) shall promptly notify Borrowers and the Agent if for any reason it ceases to be a Swiss Qualifying Lender.
ARTICLE XIII
NOTICES
13.1.    Notices; Electronic Communication
13.1.1.    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 13.1.2), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrowers, to them at:
1000 Alfred Nobel Drive
Hercules, CA 94547
Attention of Treasurer, with a copy to Attention of General Counsel
Tel. No. 510-724-7000
with a copy to:
Latham & Watkins LLP
555 11th Street NW, Suite 1000
Washington, DC 20004
Attention: Jennifer M. Kent, Esq.
Email: jennifer.kent@lw.com;
(ii)    if to the Agent, to Wells Fargo Bank, National Association; MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262; Attention: Syndication Agency Services; E-Mail: agencyservices.requests@wellsfargo.com; with a copy to Wells Fargo Bank, National Association, 550 S. Tryon Street, 12th Floor, Charlotte, NC, 28202-4200, MAC D1086-126; Attention: Eugene Stunson; Telephone: (704) 410-1189; E-Mail: Eugene.Stunson@wellsfargo.com
(iii)    if to Wells Fargo as an Issuing Lender, to it at Wells Fargo Bank, National Association; MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262; Attention: Syndication Agency Services; E-Mail: agencyservices.requests@wellsfargo.com; with a copy to Wells Fargo Bank, National Association, 550 S. Tryon Street, 12th Floor, Charlotte, NC, 28202-4200, MAC D1086-126; Attention: Eugene Stunson; Telephone: (704) 410-1189; E-Mail: Eugene.Stunson@wellsfargo.com; and

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(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in Section 13.1.2, shall be effective as provided in such Section.
13.1.2.    Electronic Communications.
(i)    Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)    Unless the Agent otherwise prescribes, (1) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (2) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (2), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (1) and (2) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
13.1.3.    Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
13.1.4.    Electronic Systems.
(i)    The Borrowers agree that the Agent may, but shall not be obligated to, make Communications available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Agent is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the

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Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Lenders or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
ARTICLE XIV
COUNTERPARTS
14.1.    Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, any Issuing Lender, and/or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2.    Electronic Execution.
The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any

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form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Agent has agreed to accept such Electronic Signature from any party hereto, the Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1.    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. EACH OF THE LENDERS AND THE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, NOTWITHSTANDING THE GOVERNING LAW PROVISIONS OF ANY APPLICABLE LOAN DOCUMENT, ANY CLAIMS BROUGHT AGAINST THE AGENT BY ANY LENDER RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE CONSUMMATION OR ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2.    CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY

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OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY ISSUING LENDER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY BORROWER, ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. WITHOUT LIMITING THE FOREGOING, EACH LOAN PARTY THAT IS A FOREIGN SUBSIDIARY IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY AS SUCH LOAN PARTY’S AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY ACTION, LITIGATION OR PROCEEDING, AND AGREES THAT THE FAILURE OF THE COMPANY TO GIVE ANY NOTICE OF ANY SUCH SERVICE SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION, LITIGATION OR PROCEEDING BASED THEREON. THE COMPANY HEREBY CONFIRMS THAT IT HAS AGREED TO ACCEPT SUCH APPOINTMENT.
15.3.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
BORROWERS:
                    BIO-RAD LABORATORIES, INC.

By: /s/ Andy Kim____________________________
Name: Andy Kim
Title: Vice President and Treasurer

BIO-RAD EUROPE GMBH

By: /s/ Norman Schwartz______________________
Name: Norman Schwartz
Title: Managing Officer

BIO-RAD IHC EUROPE GMBH

By: /s/ Andy Kim_____________________________
Name: Andy Kim
Title: Managing Officer

BIO-RAD LABORATORIES (SINGAPORE) PTE LTD

By: /s/ Norman Schwartz_______________________
Name: Norman Schwartz
Title: Director

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

AGENTS AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, Issuing Lender and Lender
By: /s/ Eugene Stunson________________________
Name: Eugene Stunson
Title: Director

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

MIZUHO BANK, LTD.
as Lender
By: /s/ Tracy Rahn____________________________
Name: Tracy Rahn
Title: Executive Director

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

CITIBANK, N.A.,
as Lender
By: /s/ Eugene Yermash_______________________
Name: Eugene Yermash
Title: Vice President

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as Lender
By: /s/ David C. Mruk_________________________
Name: David C. Mruk
Title: SVP

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
as Lender
By: /s/ Kenneth Wong_________________________
Name: Kenneth Wong
Title: Senior Vice President

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

JP MORGAN CHASE BANK, N.A.
as Lender
By: /s/ Charles Shaw__________________________
Name: Charles Shaw
Title: Executive Director

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as Lender
By: /s/ Paul Weeks____________________________
Name: Paul Weeks
Title: Regional Head | Southern California | Corporate Banking

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

GOLDMAN SACHS BANK USA,
as Lender
By: /s/ Ananda DeRoche______________________
Name: Ananda DeRoche
Title: Authorized Signatory

BIO-RAD LABORATORIES, INC.
CREDIT AGREEMENT

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Leverage Ratio	< 0.75 to 1.00	> 0.75 to 1.00 but ≤ 1.50 to 1.00	> 1.50 to 1.00 but ≤ 2.25 to 1.00	> 2.25 to 1.00 but ≤ 3.00 to 1.00	> 3.00 to 1.00
Debt Ratings (Moody’s / S&P)	> Baa1/BBB+	Baa2/BBB	Baa3/BBB-	Ba1/BB+	< Ba1/BB+
Term SOFR Loans and Foreign Currency Loans	1.125%	1.250%	1.375%	1.500%	1.750%
Alternate Base Rate Loans	0.125%	0.250%	0.375%	0.500%	0.750%

APPLICABLE FEE RATE	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V
Leverage Ratio	< 0.75 to 1.00	> 0.75 to 1.00 but ≤ 1.50 to 1.00	> 1.50 to 1.00 but ≤ 2.25 to 1.00	> 2.25 to 1.00 but ≤ 3.00 to 1.00	> 3.00 to 1.00
Debt Ratings (Moody’s / S&P)	> Baa1/BBB+	Baa2/BBB	Baa3/BBB-	Ba1/BB+	< Ba1/BB+
Commitment Fee	0.100%	0.110%	0.150%	0.175%	0.200%
Letter of Credit Fee	1.125%	1.250%	1.375%	1.500%	1.750%
The Applicable Margin and the Applicable Fee Rate shall be deemed to be Level II until delivery of the financial statements and a compliance certificate for the first fiscal quarter ending following the Closing Date pursuant to Section 6.1. Following delivery of the financial statements and a compliance certificate for the first fiscal quarter ending following the Closing Date pursuant to Section 6.1, the Applicable Margin and the Applicable Fee Rate for any day shall be the applicable rate per annum set forth in the Pricing Schedule above determined by reference to the numerically lower of (a) the Level corresponding to the Debt Ratings as in effect on such day, and (b) the Level corresponding to the Leverage Ratio as of the last day of the most recently ended fiscal quarter on or prior to such date for which financial statements and a compliance certificate has been delivered pursuant to Section 6.1; provided that the resulting Pricing Level shall never be more than one level lower than the highest Pricing Level that results from measuring either the Leverage Ratio or the Debt Ratings; provided further that (i) if financial statements and a compliance certificate are not delivered when due in accordance with Section 6.1, then Level V shall apply as of the first Business Day after the date on which such financial statements and a compliance certificate were required to have been delivered pursuant to Section 6.1 and shall remain in effect until the first Business Day following the date on which such financial statements and such compliance certificate are delivered, and (ii) if at any time there is (A) only one Debt Rating, or (B) no Debt Rating, then, in either case, the Applicable Margin and the Applicable Fee Rate shall be determined by reference to the Level corresponding to the Leverage Ratio as of the last day of the most recently ended fiscal quarter on or prior to such date for which financial statements and a compliance certificate have been delivered pursuant to Section 6.1. Any increase or decrease in the Applicable Margin and the Applicable Fee Rate (1) resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date financial statements and a compliance certificate are delivered pursuant to Section 6.1, and (2) resulting from a publicly announced change in the Debt Ratings shall be effective as of the date on which such change is publicly announced.

COMMITMENT SCHEDULE

Lender	Commitment	Pro Rata Share of Aggregate Commitments
Wells Fargo Bank, National Association	$37,500,000.00	18.750000000%
Citibank, N.A.	$37,500,000.00	18.750000000%
JPMorgan Chase Bank, N.A.	$37,500,000.00	18.750000000%
Bank of America, N.A.	$17,500,00.00	8.750000000%
Goldman Sachs Bank USA	$17,500,00.00	8.750000000%
HSBC Bank USA, National Association	$17,500,00.00	8.750000000%
Mizuho Bank (USA)	$17,500,00.00	8.750000000%
U.S. Bank National Association	$17,500,00.00	8.750000000%
Total	$200,000,000.00	100.00000000%

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE
To:    The Lenders party to the Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of February 13, 2024 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Bio-Rad Laboratories, Inc. (the “Company”), Bio-Rad Europe GmbH (“Bio-Rad Europe”), Bio-Rad IHC Europe GmbH (“Bio-Rad IHC”), and Bio-Rad Laboratories (Singapore) Pte Ltd (“Bio-Rad Singapore”, and together with the Company, Bio-Rad Europe and Bio-Rad IHC, the “Borrowers” and each a “Borrower”), the lenders party thereto and Wells Fargo Bank, National Association., as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement. Accounting terms not otherwise defined herein or in the Agreement have the meanings ascribed to them in conformity with Agreement Accounting Principles.
THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWERS THAT:
1.    I am the duly elected [Chief Financial Officer] [Treasurer] of the Company;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements (the fiscal quarter ended on the last day of the accounting period covered by the attached financial statements is referred to below as the “Fiscal Quarter”);
3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default that is continuing as of the date of this Certificate, except as set forth below;
4.     Schedule I [and Schedule II] attached hereto set[s] forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct, provided, that, reporting of Indebtedness of any Foreign Subsidiary shall only be required to the extent Indebtedness for such Foreign Subsidiary exceeds $5,000,000;1 [and]
5.    Pursuant to Section 6.1(x) of the Credit Agreement, attached hereto as Annex A is a current list of Margin Stock held by the Borrowers or any of their Subsidiaries. Such Margin Stock is valued at $____________ as of _______ ___, 20__[.] [; and]
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

1 Compliance certificate delivered for the fiscal year ended December 31, 2023 to include only a calculation of the leverage ratio.

The foregoing certifications, together with the computations set forth in Schedule I [and Schedule II] hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___ day of _________, 20___.

                        BIO-RAD LABORATORIES, INC.
                        By:_______________________________
                        Name:
                        Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE2
I.    NEGATIVE COVENANTS3
A.    INDEBTEDNESS (Section 6.11) (calculated, except for item (6) below, as of the last day of the Fiscal Quarter)
(1)    Indebtedness (other than Intercompany Indebtedness) of
Foreign Subsidiaries (Section 6.11(v))                    $__________
(2)    Liabilities of Foreign Subsidiaries with respect to
    receivables sold with recourse by Foreign
    Subsidiaries (Section 6.11(vi))                        $__________
(3)    Indebtedness constituting purchase money Indebtedness
    and/or Capital Leases (Section 6.11(xii))                    $__________
(4)    Other Indebtedness (other than Intercompany Indebtedness)
(Section 6.11(xvii))                            $__________
(5)    State whether during the Fiscal Quarter the Company or any of its Subsidiaries has entered into a Sale and Leaseback Transaction pursuant to Section 6.11(viii).
Yes/No
(6)    If the answer to question (A)(5) is yes, describe in reasonable detail on Schedule II hereto the date, nature and amount of the applicable transaction, and state below the Leverage Ratio, calculated on a pro forma basis for the applicable four-quarter period (describe in reasonable detail on Schedule II hereto such pro forma adjustments to the Leverage Ratio with respect to such four-quarter period):
(a)    Pro forma Leverage Ratio                    ____ to 1.00
(b)    Maximum permitted Leverage Ratio                3.00 to 1.00
B.    LIENS (Section 6.15(xiii))
Aggregate principal amounts of obligations outstanding
as of the last day of the Fiscal Quarter secured by Liens
not otherwise permitted by Sections 6.15(i) through (xii) and (xiv)    $_________
Maximum permitted amount is the greater of (A) $30,000,000 and (B) 9% of Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been made available under Section 6.1 of the Credit Agreement at the time of the incurrence of any such Lien
2 Reporting of Indebtedness of any Foreign Subsidiary shall only be required to the extent Indebtedness for such Foreign Subsidiary exceeds $5,000,000.
3 To be omitted in compliance certificate delivered for the fiscal year ended December 31, 2023.

.C.    CONTINGENT OBLIGATIONS (Section 6.24(vi))
Aggregate amount of Contingent Obligations outstanding
as of the last day of the Fiscal Quarter not otherwise
permitted by Section 6.24                        $__________
Maximum permitted amount                        $25,000,000
II.    FINANCIAL COVENANTS
A.    MAXIMUM LEVERAGE RATIO (Section 6.26.2)
Calculate the Leverage Ratio for the four-fiscal quarter period ended on the last day of the Fiscal Quarter, and calculated, with respect to Permitted Acquisitions and joint ventures, on a pro forma basis, as follows (describe in reasonable detail on Schedule II hereto pro forma adjustments for Permitted Acquisitions and joint ventures, if any, during such four-quarter period):
Consolidated Funded Indebtedness as of the last day of the
Fiscal Quarter (including any undrawn amounts available under issued Letters of Credit but excluding any Rate Management
Obligations and similar obligations under other
Financial Contracts) minus the aggregate amount of all unencumbered cash and Cash Equivalent Investments of the Borrowers held on deposit on such date that, in the aggregate, exceeds $200,000,000 (and for the avoidance of doubt, only the amount in excess of such threshold)
$_________
Consolidated EBITDA                            $_________
(a)    Actual Leverage Ratio for Fiscal Quarter            ____ to 1.00
(b)    Maximum permitted Leverage Ratio for
Fiscal Quarter                            3.50 to 1.00

SCHEDULE II TO COMPLIANCE CERTIFICATE
[Add detail as applicable]

EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit and guaranties included in such facilities and (ii) to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity sold or assigned pursuant to clause (i) above), suits, causes of action and any other right of the Assignor against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender][4]

3.	Borrowers:	Bio-Rad Laboratories, Inc., Bio-Rad Europe GmbH, Bio-Rad IHC Europe GmbH, and Bio-Rad Laboratories (Singapore) Pte Ltd

4.	Agent:	Wells Fargo Bank, National Association	, as the Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of February 13, 2024 among the Borrowers, the financial institutions party thereto as Lenders and the Agent.
6.	Assigned Interest:

4 Select as applicable.
1

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[5]
____________[6]		$	$	_______%
____________		$	$	_______%
____________		$	$	_______%

7.	Trade Date:			[7]

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
6 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, etc.)
7 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:
ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:
[Consented to and] Accepted:[8]
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent
By:	______________________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Principal Issuing Lender
By: ______________________________
Name:
Title:

[Consented to:][9]

BIO-RAD LABORATORIES, INC.
By:____________________________
Name:
Title:
8 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.
9 To be added only if the consent of the Borrowers and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

BIO-RAD EUROPE GMBH,
By: ____________________________
Name:
Title:

BIO-RAD IHC EUROPE GMBH
By: ____________________________
Name:
Title:

BIO-RAD LABORATORIES (SINGAPORE) PTE LTD
By: ____________________________
Name:
Title:

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under any Loan Document or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (vi) inspecting any of the property, books or records of the Borrowers, or any guarantor, or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 2 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
ADMINISTRATIVE QUESTIONNAIRE
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

SCHEDULE 2 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS
(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

EXHIBIT C
FORM OF REVOLVING NOTE
_________, 20___
Each of Bio-Rad Laboratories, Inc., (the “Company”), Bio-Rad Europe GmbH (“Bio-Rad Europe”), Bio-Rad IHC Europe GmbH (“Bio-Rad IHC”), and Bio-Rad Laboratories (Singapore) Pte Ltd (“Bio-Rad Singapore”, and together with the Company, Bio-Rad Europe and Bio-Rad IHC, the “Borrowers” and each a “Borrower”), promises, on a joint and several basis, to pay to [________] (the “Lender”) or its registered assigns, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Wells Fargo Bank, National Association, as Agent (the “Agent”), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement, and in any case subject to any limitations set forth in Section 2.25 of the Agreement. Each Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of February 13, 2024 (which, as it may be amended, restated, supplemented or modified and in effect from time to time, is herein called the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender and the Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
Each Borrower hereby waives presentment, demand, protest and any notice (except as to notice specifically set forth in the Agreement) of any kind. No failure to exercise and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Note shall be governed by, and construed in accordance with, the law of the State of New York, but giving effect to Federal laws applicable to national banks.
BIO-RAD LABORATORIES, INC.
By: ____________________________
Name:
Title:

BIO-RAD EUROPE GMBH,
By: ____________________________
Name:
Title:

BIO-RAD IHC EUROPE GMBH
By: ____________________________
Name:
Title:

BIO-RAD LABORATORIES (SINGAPORE) PTE LTD
By: ____________________________
Name:
Title:

SCHEDULE OF REVOLVING LOANS AND PAYMENTS
OF PRINCIPAL TO
NOTE OF BIO-RAD LABORATORIES, INC.,
BIO-RAD EUROPE GMBH,
BIO-RAD IHC EUROPE GMBH AND
BIO-RAD LABORATORIES (SINGAPORE) PTE LTD

                    DATED [_____]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT D
FORM OF COMMITMENT AND ACCEPTANCE
Dated [_______]
Reference is made to the Credit Agreement dated as of February 13, 2024 (as the same may be amended, modified supplement or restated from time to time, the “Credit Agreement”) among Bio-Rad Laboratories, Inc., (the “Company”), Bio-Rad Europe GmbH (“Bio-Rad Europe”), Bio-Rad IHC Europe GmbH (“Bio-Rad IHC”), and Bio-Rad Laboratories (Singapore) Pte Ltd (“Bio-Rad Singapore”, and together with the Company, Bio-Rad Europe and Bio-Rad IHC, the “Borrowers” and each a “Borrower”), the financial institutions party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as contractual representative for the Lenders (the “Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.
Pursuant to Section 2.6 of the Credit Agreement, the Borrowers have requested an increase in the Aggregate Commitment from $______________ to $_____________. Such increase in the Aggregate Commitment is to become effective on the date (the “Effective Date”) which is the later of (i) _________, ____ and (ii) the date on which the conditions precedent set forth in Section 2.6 in respect of such increase have been satisfied. In connection with such requested increase in the Aggregate Commitment, the Borrowers, the Agent and _________________ (the “Accepting Lender”) hereby agree as follows:
1.    Effective as of the Effective Date, [the Accepting Lender shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Lender under the Credit Agreement shall be increased from $_________ to the] amount set forth opposite the Accepting Lender’s name on the signature page hereof.
[2.    The Accepting Lender hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.]10
3.    Each Borrower hereby represents and warrants that as of the date hereof and as of the Effective Date, (a) all representations and warranties in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as though made on such date (unless such representations and warranties specifically relate to an earlier date) and (b) no event shall have occurred and then be continuing which constitutes a Default or an Unmatured Default.
4. THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF
10 To be added only if the Accepting Lender is not already a Lender.

13456460v12

NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
5. This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13456460v12

IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BIO-RAD LABORATORIES, INC.
By: ____________________________
Name:
Title:
BIO-RAD EUROPE GMBH,
By: ____________________________
Name:
Title:
BIO-RAD IHC EUROPE GMBH
By: ____________________________
Name:
Title:
BIO-RAD LABORATORIES (SINGAPORE) PTE LTD
By: ____________________________
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent
By: ____________________________
Name:
Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Principal Issuing Lender
By: ____________________________
Name:
Title:
COMMITMENT            ACCEPTING LENDER
$                        [ACCEPTING LENDER]
By: ____________________________
Name:

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Title:

13456460v12

Reaffirmations of Guarantors
Each of the undersigned hereby acknowledges receipt of the foregoing Commitment and Acceptance. Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement referred to in the foregoing Commitment and Acceptance. Without in any way establishing a course of dealing by the Agent or any Lender, the undersigned reaffirms the terms and conditions of the [Guaranty Agreement] dated as of [________] executed by it and acknowledges and agrees that such Guaranty and each and every other Loan Document executed by the undersigned in connection with the Credit Agreement remain in full force and effect and are hereby ratified, reaffirmed and confirmed, in any case subject to any limitations provided for in [Section 2.13 of the Guaranty Agreement or any other Loan Document]. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so amended by the Commitment and Acceptance and as the same may from time to time hereafter be amended, modified or restated. The failure of any Guarantor to sign this Reaffirmation shall not release, discharge or otherwise affect the obligations of any of the Guarantors hereunder or under any Guaranty.

        [GUARANTORS]

                        By: ____________________________
                        Name:
                        Title:

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